UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2

WorldSpace, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FRIDAY, MAY 25, 2007

Dear Fellow Stockholder,

I am pleased to invite you to our 2007 Annual Meeting of Stockholders, which will be held on Friday, May 25, 2007, at 10:00 a.m. E.S.T., at                         . The annual meeting has been called for the following purposes:

1.	to consider and vote upon a proposal to elect two Class 3 directors of WorldSpace, Inc.;

2.	to amend WorldSpace, Inc.’s 2005 Incentive Award Plan;

3.	to approve the issuance of shares of Class A Common Stock upon the conversion of the amended and restated convertible notes and the exercise of the warrants issued in connection with the refinancing of our convertible notes, in accordance with Nasdaq Marketplace Rule 4350(i)(1)(D)(ii);

4.	to ratify the Audit Committee’s appointment of Grant Thornton LLP as the independent registered public accountants of WorldSpace, Inc. for the fiscal year ending December 31, 2007; and

5.	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

You may vote your shares by returning the enclosed proxy card or voting instruction form.

We see the annual meeting as an important opportunity to communicate with our stockholders and we look forward to seeing you there should you be able to attend.

Thank you very much for your continued interest in WorldSpace.

Sincerely,

Noah A. Samara Chairman, President and Chief Executive Officer

Page
ABOUT THE MEETING	1
SECURITIES OWNERSHIP	5
DIRECTORS’ AND EXECUTIVE OFFICERS’ STOCK OWNERSHIP	5
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	7
CORPORATE GOVERNANCE AND BOARD MATTERS	7
BOARD OF DIRECTORS	7
COMMITTEES OF THE BOARD OF DIRECTORS	8
COMMUNICATIONS WITH OUR BOARD	9
BOARD INDEPENDENCE POLICY	10
POLICY OF DIRECTORS’ ATTENDANCE AT ANNUAL MEETING	10
DIRECTOR COMPENSATION	11
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	12
AUDIT COMMITTEE’S REPORT	14
EXECUTIVE COMPENSATION	15
ITEMS TO BE VOTED ON	33
ITEM 1: ELECTION OF DIRECTORS	33
ITEM 2: APPROVAL OF AMENDMENT TO 2005 INCENTIVE AWARD PLAN	34
ITEM 3: APPROVAL OF THE ISSUANCE OF SHARES OF CLASS A COMMON STOCK UPON THE CONVERSION OF THE AMENDED AND RESTATED CONVERTIBLE NOTES AND THE EXERCISE OF THE WARRANTS ISSUED IN CONNECTION WITH THE REFINANCING OF OUR EXISTING CONVERTIBLE NOTES	38
ITEM 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	39
STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING	40

WorldSpace, Inc.

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of stockholders of WorldSpace, Inc. to be held on Friday, May 25, 2007, beginning at 10:00 a.m. E.S.T., at                         , and at any postponements or adjournments thereof. This proxy statement is being mailed to stockholders on or about April 30, 2007.

We have provided to each person solicited hereby a copy of our 2006 annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) (including the financial schedules thereto but without the exhibits) as part of our annual report to stockholders for 2006. We will furnish any exhibit to our 2006 annual report on Form 10-K to any person solicited hereby upon written request and payment of a reasonable fee as we may specify to cover our expenses in providing the exhibits. Requests for exhibits should be directed to our Corporate Secretary at WorldSpace, Inc., 8515 Georgia Avenue, 8th Floor, Silver Spring, Maryland 20910.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will vote on two Class 3 directors to our board (Michael Nobel and Frank-Jürgen Richter). Stockholders are also being asked to approve an amendment to our 2005 Incentive Award Plan; to approve the issuance of Class A Common Stock upon any conversation of the amended and restated convertible notes and any exercise of the warrants issued in connection with the refinancing of our existing convertible notes; and to ratify the appointment of Grant Thornton LLP as our independent auditors for the year 2007.

Who is entitled to vote?

Only holders of record of our Class A Common Stock at the close of business on March 30, 2007, the record date for the meeting, are entitled to receive notice of and to participate at the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of the holders of our Class A Common Stock?

Each outstanding share of our Class A Common Stock entitles its holder to one vote at the meeting.

Who can attend the annual meeting?

Subject to space availability, all holders of our Class A Common Stock as of the record date, or their duly appointed proxies, may attend the meeting.

If you are a registered stockholder (that is, if you hold your stock in certificate form) and you wish to attend the annual meeting, you need to bring identification so we can match your name against the list of record holders.

If your shares are held in “street name” (that is, through a bank, broker or other holder of record) and you wish to attend the annual meeting, you need to bring a copy of a bank or brokerage statement to the annual meeting reflecting your stock ownership as of the record date, as well as identification.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our Class A Common Stock on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 39,401,405 shares of our Class A Common Stock were outstanding.

Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting for the purpose of quorum, but will not be voted on items to be acted on. See “What vote is required to approve each item?” below.

How do I vote?

Stockholders of record can vote as follows:

•	By Mail: Stockholders may sign, date and return their proxy cards in the pre-addressed, postage-paid envelope that is provided.

•	At the Meeting: If you attend the annual meeting, you may vote in person by ballot, even if you have previously returned a proxy card.

If your shares are held in “street name”, through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

How can I access the proxy materials and annual report on the Internet?

This proxy statement and our annual report on Form 10-K for the year ended December 31, 2006 are available on our website at www.worldspace.com.

Can I change my vote?

Yes. You may change your vote at any time before your shares are voted at the annual meeting by:

•

Notifying our Corporate Secretary, Donald J. Frickel, in writing at WorldSpace, Inc., Corporate Secretary, 8515 Georgia Avenue, 8th Floor, Silver Spring, Maryland 20910, that you are revoking your proxy; or

•	Executing and delivering a later dated proxy card; or

•	Voting in person at the annual meeting.

However, if you have shares held through a brokerage firm, bank or other custodian, you may revoke your instructions to such custodian only by informing the custodian in accordance with any procedures it has established.

What vote is required to approve each item?

The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors.

The affirmative vote of a majority of the votes cast at the meeting is required to approve the amendment to our 2005 Incentive Award Plan.

The affirmative vote of a majority of the votes cast at the meeting is required to approve the issuance of Class A Common Stock upon the conversation of the amended and restated convertible notes and exercise of the warrants to be issued in connection with the refinancing of our existing convertible notes.

The affirmative vote of a majority of the votes cast at the meeting is required to ratify the audit committee’s appointment of Grant Thornton LLP as our independent public accountants for the 2007 fiscal year.

With respect to the proposals to approve the amendment to our 2005 Incentive Award Plan, to approve the issuance of Class A Common Stock on conversion of the amended and restated convertible notes and the exercise of warrants issued in connection with the refinancing of our existing convertible notes and to ratify the appointment of Grant Thornton LLP, abstentions and broker non-votes will have the same effect as votes against the proposals. With respect to the election of directors, abstentions and broker non-votes will result in the respective nominees receiving fewer votes but will have no effect on the outcome of the vote.

As of the record date, Noah A. Samara, our Chairman, President and Chief Executive Officer, owned, directly or indirectly, 20,279,905, or approximately 51%, of our Class A Common Stock. Mr. Samara has advised us that he will be present at the annual meeting of stockholders and that he intends to vote his shares in favor of the proposals set forth in the notice of meeting. In addition, Mr. Samara has entered into a written agreement to vote his shares in favor of the proposal to approve the issuance of Class A Common Stock on the conversion of the amended and restated convertible notes and the exercise of the warrants issued in connection with the refinancing of our existing convertible notes. For these reasons, election of Messrs. Nobel and Richter as our Class 3 directors, the approval of the amendment to our 2005 Incentive Award Plan, the issuance of Class A Common Stock upon the conversation of the amended and restated convertible notes and the exercise of the warrants issued in connection with the refinancing of our existing convertible notes and the ratification of the appointment of Grant Thornton LLP as our independent public accountants are assured.

Who will count the votes?

A representative of American Stock Transfer and Trust Company, our transfer agent, will tabulate the votes and act as inspector of election.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. We are soliciting your vote so that all shares of our Class A Common Stock may be voted at the annual meeting.

Who am I designating as my proxy?

If you return our proxy, you will be designating each of Noah A. Samara, our Chairman, President and Chief Executive Officer, and Donald J. Frickel, our Executive Vice President, General Counsel and Corporate Secretary, to act as your proxy.

How will my proxy vote my shares?

Your proxy will vote according to your instructions. If you complete your proxy card but do not indicate your vote on one or all of the business matters, your proxy will vote “FOR” these items. Also, your proxy is authorized to vote on any other business that properly comes before the annual meeting in accordance with the recommendation of our board of directors.

What happens if a nominee for director is unable to serve as a director?

If any of the nominees becomes unavailable for election, which we do not expect, votes will be cast for such substitute nominee or nominees as may be designated by our board of directors, unless our board of directors reduces the number of directors on our board.

Who is soliciting my proxy, and who will pay the costs of the solicitation?

WorldSpace is soliciting your proxy. The cost of soliciting proxies will be borne by us. We will reimburse brokerage firms, banks and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. Our directors, officers and employees may solicit proxies on our behalf by telephone or in writing.

When, and how, do I submit a proposal for next year’s annual meeting of stockholders?

To be eligible for inclusion in our proxy statement and form of proxy for next year’s annual meeting, stockholder proposals must be received by us in writing by the close of business on January 1, 2008. Proposals should be addressed to the Corporate Secretary, WorldSpace, Inc., 8515 Georgia Avenue, 8th Floor, Silver Spring, Maryland 20910.

Any other stockholder proposal intended to be presented at next year’s annual meeting, including nominations for directors, in order to be voted on at such annual meeting, must be received by us not earlier than January 26, 2008 and not later than February 25, 2008, being, respectively, 120 days and 90 days prior to the date of the first anniversary of the 2007 Annual Meeting of Stockholders. Notices of intention to present proposals at next year’s annual meeting should be addressed to the Corporate Secretary, WorldSpace, Inc., 8515 Georgia Avenue, 8th Floor, Silver Spring, Maryland 20910.

SECURITIES OWNERSHIP

DIRECTORS’, EXECUTIVE OFFICERS’ AND PRINCIPAL STOCKHOLDERS’ STOCK OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of our Class A Common Stock by:

•	each person known to us to own beneficially more than 5% of our Class A Common Stock;

•	each of our directors and nominees for director;

•	each executive officer named in the Summary Compensation Table herein; and

•	all of our directors and executive officers as a group.

The beneficial ownership of our Class A Common Stock set forth in the table is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by any stockholder and the percentage ownership of such stockholder, shares of Class A Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the date of the calculation are deemed to have been exercised and to be outstanding. Such shares, however, are not deemed to have been exercised and to be outstanding for purposes of computing the percentage ownership of any other person. Each share of Class A Common Stock entitles its holder to one vote. The calculation of the percentage of beneficial ownership is based on 39,401,405 shares of our Class A Common Stock outstanding on March 30, 2007, the record date for our annual meeting. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power as to all shares beneficially owned. Unless otherwise indicated below, the address of each person listed in the table is c/o WorldSpace, Inc., 8515 Georgia Avenue, 8th Floor, Silver Spring, Maryland 20910.

Name and address of beneficial owner	Shares of Class A Common Stock	Total	%
Yenura Pte. Ltd.(1)	17,426,443	17,426,443	44
Aletheia Research and Management, Inc.(2)	6,824,285	6,824,285	17
Citadel Limited Partnership(3)	4,357,554	4,357,554	9.9
Highbridge International LLC(4)	4,068,047	4,068,047	9.3
Noah A. Samara(5)	27,876,780	27,876,780	59
Kassahun Kebede(6)	15,476	15,476	*
Jack Kemp(7)	23,958	23,958	*
James R. Laramie(8)	1,330,610	1,330,610	3
Charles McC. Mathias(9)	75,833	75,833	*
Michael Nobel(7)	55,208	55,208	*
Frank-Jürgen Richter(10)	0	0	0
William Schneider, Jr.(7)	15,476	15,476	*
Gregory B. Armstrong(11)	324,890	324,890	*
Alexander P. Brown(11)	332,390	332,390	*
Donald J. Frickel(7)	843,750	843,750	2
Sridhar Ganesan	179,274	179,274	*
Andenet Ras-Work(12)	568,139	568,139	1
Directors & Executive Officers as a Group (13 persons)	31,641,784	31,641,784	63

*	Less than 1%
(1)	Yenura Pte. Ltd. is a Singapore company in which all voting shares are beneficially owned by Noah A. Samara, our Chairman and Chief Executive Officer. On September 12, 2006, Yenura Pte. Ltd. exchanged 17,426,443 shares of Class B Common Stock with our company in return for the same number (17,426,443) of shares of Class A Common Stock pursuant to the terms of a conversion agreement between us and Yenura. The address of Yenura Pte. Ltd. is 7 Temasek Boulevard, #21-02 Suntec Tower One, Singapore 038987.

(2)	Based on information provided in a Schedule 13G. The shares of common stock attributed to Aletheia Research and Management, Inc. include shares of Class A Common Stock held by Aletheia Research and Management, Inc. as general partner of various limited partnerships and on behalf of various managed accounts. The address of Aletheia Research and Management, Inc. is 100 Wilshire Boulevard, Suite 1960, Santa Monica, CA 90401.
(3)	Based on information provided in a Schedule 13G reporting holdings as of December 31, 2006. Citadel Limited Partnership disclosed therein beneficial ownership by it and its affiliates of 45,685 shares of Class A Common Stock and convertibles notes convertible into 5,399,408 shares of Class A Common Stock. Citadel stated that, notwithstanding the foregoing, the number of shares beneficially owned by it and its affiliates could not exceed 9.99% of the then issued and outstanding shares of our Class A Common Stock, because under the terms of the convertible notes, Citadel is not entitled to convert the convertible notes to the extent that such conversion would cause Citadel, together with its affiliates, to beneficially own a number of shares of Class A Common Stock which would exceed 9.99% of our then outstanding shares of common stock after giving effect to such conversion (excluding for purposes of such determination shares of Class A Common Stock issuable upon conversion of convertible notes which have not been converted). As of the date of filing of its Schedule 13G, Citadel reported, 4,357,554 shares of Class A Common Stock constituted approximately 9.99% of the issued and outstanding shares of our Class A Common Stock. The address of Citadel is 131 S. Dearborn Street, 32nd Floor, Chicago, IL 60603. We have entered into an agreement with Citadel to redeem a portion of their convertible notes and refinance the remaining notes. See “Items To Be Voted On—Item 3. Approval of the Issuance of Certain Shares of Class A Common Stock upon the Conversion of the Amended and Restated Convertible Notes and the Exercise of the Warrants Issued in Connection with the Refinancing of Our Existing Convertible Notes.”
(4)	Based on information provided in a Schedule 13G reporting holdings as of December 31, 2006. Highbridge International LLC disclosed beneficial ownership of convertibles notes convertible into 4,068,047 shares of our Class A Common Stock, the number of shares equal to 9.44% of the then issued and outstanding shares of Class A Common Stock. Under the terms of the convertible notes, Highbridge is not entitled to convert the convertible notes to the extent that such conversion would cause Highbridge, together with its affiliates, to beneficially own a number of shares of Class A Common Stock which would exceed 9.99% of our then outstanding shares of common stock following such conversion (excluding for purposes of such determination shares of Class A Common Stock issuable upon conversion of convertible notes which have not been converted). The address of Highbridge is Highbridge Capital Management, LLC, 9 West 57th Street, 27th Floor, New York, New York 10019. We have entered into an agreement with Highbridge to redeem a portion of their convertible notes and refinance the remaining notes. See “Items To Be Voted On—Item 3. Approval of the Issuance of Certain Shares of Class A Common Stock upon the Conversion of the Amended and Restated Convertible Notes and the Exercise of the Warrants to be Issued in Connection with the Refinancing of Our Existing Convertible Notes.”
(5)	The shares of common stock attributed to Noah A. Samara include all of the shares of Class A Common Stock held by TelUS Communications, over which he shares voting and dispositive power under certain circumstances with Eyob Samara, and all of the shares of Class A Common Stock that are held by Yenura Pte. Ltd., over which he holds sole voting and dispositive power. Also included are 7,596,875 shares of Class A Common Stock in respect of options that have been granted to Mr. Samara and are exercisable within 60 days.
(6)	The shares of common stock attributable to Kassahun Kebede include 8,333 shares of Class A Common Stock in respect of options that have been granted to Mr. Kebede which are exercisable within 60 days.
(7)	The shares of common stock attributed to each of Jack Kemp, Michael Nobel, William Schneider, Jr. and Donald J. Frickel represent options that have been granted to each such individual which are exercisable within 60 days.
(8)	The shares of common stock attributed to James R. Laramie include 1,329,860 shares of Class A Common Stock in respect of options that have been granted to Mr. Laramie which are exercisable within 60 days.
(9)	The shares of common stock attributed to Charles McC. Mathias include 70,833 shares of Class A Common Stock in respect of options that have been granted to Mr. Mathias which are exercisable within 60 days.
(10)	Frank-Jürgen Richter is a nominee for Class 3 director.
(11)	The shares of common stock attributed to each of Gregory B. Armstrong and Alexander P. Brown include 119,890 shares of Class A Common Stock in respect of options that have been granted to each such individual which are exercisable within 60 days and 200,000 shares of Class A Common Stock granted in the form of restricted stock awards, which awards are subject to incremental performance-based vesting.
(12)	Andenet Ras-Work resigned from his position as our Chief Operating Officer effective May 31, 2006. He is included in this table because he is a named executive officer in the Summary Compensation Table. The shares of common stock attributed to Mr. Ras-Work include 255,639 shares of Class A Common Stock in respect of options that have been granted to Mr. Ras-Work and are exercisable within 60 days.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers, directors and persons who own more than 10% of our Class A Common Stock to file initial reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such executive officers, directors and over 10% stockholders are also required by SEC rules to furnish us with copies of all such forms they file.

Based solely on our review of the copies of such forms we have received, or written representations from certain reporting persons, we believe that, during the year ended December 31, 2006, all executive officers, directors and over 10% stockholders filed on a timely basis all reports required to be filed by them under Section 16(a) with respect to our Class A Common Stock except for Mr. Laramie, who filed a Form 4 on a non-timely basis to report the exercise of a stock option and sale of the underlying shares, and Mr. Mathias, who filed on a non-timely basis two Form 4s reporting a sale of shares and a grant of restricted stock units from the Company, respectively.

CORPORATE GOVERNANCE AND BOARD MATTERS

The following table sets forth certain information concerning each of our directors:

Name	Age	Position(s)
Noah A. Samara	50	Chairman, President and Chief Executive Officer
Kassahun Kebede(1)(2)(3)	51	Director
Jack Kemp(1)(4)	71	Director
James R. Laramie(2)	57	Director
Charles McC. Mathias	84	Director
Michael Nobel(1)	67	Director
William Schneider, Jr.(2)(3)	65	Director

(1)	Member of the nominating and corporate governance committee
(2)	Member of the audit committee
(3)	Member of the compensation committee
(4)	Mr. Kemp is retiring from the board as of this annual meeting of stockholders

BOARD OF DIRECTORS

Our business and affairs are managed under the direction of our board of directors. The board of directors is divided into the following three classes, with the members of the respective classes serving for staggered three-year terms:

•	Class 3 directors, whose terms will expire at this annual meeting of stockholders;

•	Class 1 directors, whose terms will expire at our annual meeting of stockholders to be held in 2008; and

•	Class 2 directors, whose terms will expire at our annual meeting of stockholders to be held in 2009.

Mr. Kemp and Dr. Nobel are our Class 3 directors, Mr. Laramie, Mr. Kebede and Mr. Mathias are our Class 2 directors, and Mr. Samara, our Chairman, and Mr. Schneider are our Class 1 directors. Mr. Kemp has decided not to stand for re-election at this year’s annual meeting. Dr. Frank-Jürgen Richter has been nominated to fill the vacancy created by Mr. Kemp’s departure. See “Items To Be Voted On—Item 1. Election of Directors.”

The board of directors held nine meetings during 2006. Other than Dr. Nobel, each director attended not fewer than 75% of the aggregate of (i) the total number of meetings of the board of directors held during 2006 and (ii) the total number of meetings of all committees of the board on which he serves held during 2006.

COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee

We have an audit committee that oversees our accounting and financial reporting processes and the audits of our consolidated financial statements. Our audit committee is authorized to, among other things:

•	oversee the integrity of our consolidated financial statements and other financial information we provide to our stockholders;

•	approve, retain and oversee the independent auditor to conduct the annual audit of our consolidated financial statements;

•	meet with our independent auditor and with internal financial personnel regarding our consolidated financial statements and controls;

•	oversee the adequacy of our internal controls and disclosure controls;

•	review and pre-approve any audit and non-audit services rendered by our independent accountants;

•	review our consolidated financial statements and our periodic reports in advance of the filings of such reports;

•	review, administer and approve any change in or waiver to our code of ethics for our principal executive and senior financial officers;

•	review and pre-approve transactions between us and our directors, officers and affiliates; and

•	establish and maintain procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters.

Messrs. Kebede, Laramie and Schneider are currently serving as members of our audit committee. Each of the members of our audit committee meets the independence and financial literacy requirements of The Nasdaq Global Market (“Nasdaq”) and the SEC. All members of our audit committee are able to read and understand fundamental financial statements, including the balance sheet, income statement and cash flow statement. The board of directors has determined that Mr. Kebede is an “audit committee financial expert” pursuant to the definition adopted by the SEC. Mr. Laramie serves as the Chair of our audit committee. Our audit committee held seven meetings during 2006.

Compensation Committee

We have a compensation committee that discharges responsibilities relating to compensation of our executives. Our compensation committee is authorized to, among other things:

•

review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of those goals and objectives and determine, or recommend to the board of directors for determination, the level of the Chief Executive Officer’s compensation based on this evaluation;

•	determine, or recommend to the board of directors for determination, the base and incentive compensation of our other executive officers and senior officers with a rank of Vice President or above;

•	make recommendations to the board of directors with respect to our equity-based compensation plans;

•	administer our equity-based compensation plans; and

•	oversee, in consultation with management, our regulatory compliance with respect to compensation matters.

Our compensation committee meets at least two times per year and more frequently as the chairman of the committee deems appropriate. The committee meets during the first quarter of each year to review annual base salaries and annual incentive percentages for that year and to establish the annual performance objectives for each our of executive officers. During the first quarter, the committee also reviews the company and individual executive officer performance for the prior year to determine payouts on target bonuses for the prior year. In establishing performance objectives and assessing actual performance of executive officers, the committee relies substantially on the CEO’s input and recommendations, except with respect to his own performance.

Under the terms of its charter, the compensation committee has the authority to engage the services of outside advisers and experts to assist the committee. The compensation committee engaged in a thorough review of compensation practices and polices in 2005 in connection with our initial public offering and, accordingly, did not engage an outside consultant firm during 2006. For a discussion of the compensation committee’s determinations in respect of compensation for 2006 and practices regarding grants of equity awards, see “Compensation Discussion and Analysis.”

Messrs. Kebede and Schneider are currently serving as members of our compensation committee. Each of the members meets the independence requirements of Nasdaq. Mr. Schneider serves as Chair of our compensation committee. Our compensation committee held three meetings during 2006.

Nominating and Corporate Governance Committee

We have a nominating and corporate governance committee. Our nominating and corporate governance committee is authorized to, among other things:

•	identify and recommend to the board of directors the individuals to be nominated for election as directors and the persons to be elected by the board of directors to fill any vacancies on the board;

•	review with the board of directors, on an annual basis, the requisite skills and criteria for new board members as well as the composition of the board of directors as a whole;

•	oversee the board of directors in the board’s annual review of its performance;

•	recommend to the board of directors board members to be appointed to each committee of the board of directors; and

•	review annually our Corporate Governance Guidelines.

Messrs. Kebede, Kemp and Nobel are currently serving as members of our nominating and corporate governance committee. Each of the members meets the independence requirements of Nasdaq. Mr. Kebede serves as Chair of our nominating and corporate governance committee. Our nominating and corporate governance committee held two meetings during 2006.

Our board of directors has adopted written Corporate Governance Guidelines which set forth the responsibilities of our board and guidelines relating to the qualifications and independence of its members and the members of its standing committees. In addition, our board has adopted a Code of Ethics for All Employees, a Code of Ethics for the Principal Executive and Senior Financial Officers, and a charter for each of its standing committees. All of these documents are available on our website at http://www.worldspace.com, and in print to any stockholder who requests them. Requests should be directed to the Corporate Secretary at WorldSpace, Inc., 8515 Georgia Avenue, 8th Floor, Silver Spring, Maryland 20910.

COMMUNICATIONS WITH OUR BOARD

Our audit committee has established procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting matters. Such complaints or concerns may be submitted to us, care of the Corporate Secretary, or may be submitted at or through EthicsPoint, an external service provider, via the internet at www.ethicspoint.com, via a toll-free hotline at 1-866-384-4277 for calls made from within the U.S. and Canada, or via the applicable international toll-free telephone number listed on EthicsPoint’s website. EthicsPoint will forward such communications to the Chair of our audit committee and, in most circumstances, to our General Counsel, in each case without disclosing the identity of the sender if anonymity is requested.

Stockholders and other interested persons may also communicate with our board and the independent directors in any of these same manners. EthicsPoint will forward such communications to the Chair of our nominating and corporate governance committee and our General Counsel.

BOARD INDEPENDENCE POLICY

Our Corporate Governance Guidelines provide that our board will consist of at least five members who meet the independence standards established by Nasdaq. Our board makes an annual determination of the independence of each director and each nominee for director prior to his or her nomination for (re)election. No director will be deemed independent unless our board determines that he or she has no material relationship with us, directly or as an officer, stockholder or partner of an organization that has a material relationship with us. Our board has determined that each of the current members of our board, except for Noah A. Samara, our Chief Executive Officer, and that Frank-Jürgen Richter, a nominee to join our board as a Class 3 director, has no material relationship with us and meets the independence requirements of Nasdaq.

Our board holds four regular meetings a year, on a quarterly basis, and additional meetings as it deems necessary. In accordance with the Nasdaq corporate governance standards, the independent directors meet at least quarterly at regularly scheduled executive sessions without management representatives. Mr. Kebede, the Chair of our nominating and corporate governance committee, presides at these sessions.

QUALIFICATIONS AND NOMINATIONS OF DIRECTORS

Our nominating and corporate governance committee considers and recommends to our board of directors nominees for election to, or for filling any vacancy on, our board in accordance with our by-laws, the Corporate Governance Guidelines and the charter of our nominating and corporate governance committee. Our nominating and corporate governance committee annually reviews the requisite skills and characteristics of board members as well as the size, composition, functioning and needs of our board as a whole. To be considered for board membership, a nominee for director must be an individual who has the highest personal and professional integrity, who has demonstrated exceptional ability and judgment, and who shall be effective, in conjunction with the other nominees to our board, in collectively serving the long-term interests of the stockholders. Our nominating and corporate governance committee also considers members’ qualifications as independent (our board requires that at least five of its members be independent in accordance with applicable Nasdaq criteria), the financial literacy of members of the audit committee, the qualification of at least one member of the audit committee as an “audit committee financial expert”, and the diversity, skills, background and experiences of board members in the context of the needs of our board.

Our nominating and corporate governance committee may also consider such other factors as it may deem to be in the best interests of our company and our stockholders. Our board believes it is appropriate and important that at least one key member of our management participate as a member of our board. In appropriate circumstances, this number may be increased to two.

Whenever our nominating and corporate governance committee concludes, based on the reviews or considerations described above or due to a vacancy, that a new nominee to our board is required or advisable, it will consider recommendations from directors, management, stockholders and, if it deems appropriate, consultants retained for that purpose. In such circumstances, it will evaluate individuals recommended by stockholders in the same manner as nominees recommended from other sources. Stockholders who wish to recommend an individual for nomination should send that person’s name and supporting information to our nominating and corporate governance committee, care of the Corporate Secretary. Stockholders who wish to directly nominate an individual for election as a director, without going through our nominating and corporate governance committee or using our proxy material, must comply with the procedures in our by-laws.

Of the two nominees for election to the board as Class 3 directors, one (Dr. Nobel), currently serves on the board and the other (Dr. Richter), would join the board immediately following this year’s annual meeting. All of the nominees are being proposed by our board.

POLICY OF DIRECTORS’ ATTENDANCE AT ANNUAL MEETING

We encourage but do not require directors to attend the annual meeting of stockholders.

DIRECTOR COMPENSATION

Each of our non-employee directors receives an annual retainer of $100,000, payable quarterly. We do not provide annual retainers for committee membership.

Under the Company’s 2005 Incentive Award Plan, on the date of each annual stockholders meeting, a non-qualified option to purchase 25,000 shares of our Class A Common Stock is granted to each of our non-employee directors who has served on our board for at least six months. Each of these options is granted at an exercise price equal to the fair market value of our Class A Common Stock on the date of grant and vests annually in three equal installments over a period of three years.

Pursuant to the 2005 Incentive Award Plan, on May 10, 2006, we granted non-qualified options to purchase 25,000 shares of our Class A Common Stock at an exercise per share of $6.27 to each of Messrs. Kebede, Kemp, Laramie, Mathias, Nobel and Schneider. The awards vest annually in three equal installments beginning May 10, 2007.

We also reimburse members of our board of directors for reasonable travel and other out-of-pocket expenses incurred in attending board and committee meetings.

The table below sets forth the compensation we paid to our directors for services in 2006.

Name	Fees Earned or Paid in cash ($)	Option Awards(1)(2) ($)	Total ($)
Kassahun Kebede	100,000	14,413	114,413
Jack Kemp	100,000	14,413	114,413
James R. Laramie	100,000	14,413	114,413
Charles McC. Mathias	100,000	14,413	114,413
Michael Nobel	100,000	14,413	114,413
Gary M. Parsons(3)	—	—	—
William Schneider, Jr.	100,000	14,413	114,413

(1)	Amounts represent the compensation expenses recorded in 2006 with respect to option awards granted in 2006 and prior years. Compensation expense is calculated in accordance with Statement of Financial Accounting Standard No. 123(R) for the fiscal year ended December 31, 2006. The amounts do not correspond to the actual value that might be recognized by the director upon exercise of the award. For a discussion of the assumptions relating to calculation of the cost of equity awards, see Note B to the Notes to our Consolidated Financial Statements contained in our Form 10-K for the year ended December 31, 2006.
(2)	As of December 31, 2006, Messrs. Kebede and Schneider held options to acquire 25,000 shares of Class A Common Stock, which vest in three equal annual installments beginning May 10, 2007; Mr. Kemp held options to acquire an aggregate of 40,625 shares of Class A Common Stock, of which options to acquire 15,625 shares have vested and the remainder vest in three equal annual installments beginning May 10, 2007; Mr. Mathias held options to acquire an aggregate of 87,500 shares of Class A Common Stock, of which options to acquire 62,500 shares have vested and the remainder vest in three equal annual installments beginning May 10, 2007; Mr. Nobel held options to acquire an aggregate of 71,875 shares of Class A Common Stock, of which options to acquire 46,875 shares have vested and the remainder vest in three equal annual installments beginning May 10, 2007; and Mr. Laramie held options to acquire an aggregate of 1,346,527 shares of Class A Common Stock, of which options to acquire 1,321,527 shares have vested and the remainder vest in three equal annual installments beginning May 10, 2007.
(3)	Gary L. Parsons, the Chairman of the board of directors of XM Satellite Radio Holdings Inc. (“XM”), was elected to our board of directors pursuant to a stockholders agreement with XM dated July 18, 2005. Mr. Parsons chose not to receive any compensation for his service as a director. Mr. Parsons resigned as a director on October 18, 2006 in order to focus more of his attention on his primary responsibilities as Chairman of XM.

Noah A. Samara is a management director and does not receive any additional compensation for his service as a director. For a discussion of Mr. Samara’s compensation for his services as President and Chief Executive Officer, see “Executive Compensation—Summary Compensation Table.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The summaries of the agreements described below are not complete and are subject to, and qualified in their entirety by, the provisions of the actual agreements. These agreements have been filed as exhibits to the documents we have filed with the SEC and we suggest you read the agreements in their entirety.

Royalty Agreement and Conversion of Class B for Class A Common Stock

On December 30, 2004, a loan restructuring agreement (Loan Restructuring Agreement) and a royalty agreement (Royalty Agreement), each dated September 30, 2003 and amended through December 30, 2004, became effective. Pursuant to the Restructuring Agreement and the Royalty Agreement, all debt, in the amount of $1,872,769,237, owed by the WorldSpace companies to Stonehouse Capital Limited (Stonehouse), a Cayman Islands company wholly owned by two sons of Mr. Khalid, upon the effective date of such agreements, was cancelled and replaced by an obligation to make certain annual royalty payments to Stonehouse.

In February 2006, the Royalty Agreement was amended to eliminate certain restrictions on “Distributions” (i.e., dividends, return of capital, etc.) on shares held by Yenura, the sole holder at the time of our Class B Common Stock. In light of the elimination of the restrictions on Distributions to Yenura and in order both to simplify the structure of any outstanding capital and to allow Yenura to hold the same class of shares as all other stockholders, on September 12, 2006, we and Yenura completed the conversion, on a share-for-share basis, of all of Yenura’s 17,426,443 shares of Class B Common Stock, for 17,426,443 shares of Class A Common Stock. Yenura has entered into a lock-up with us through June 30, 2007.

Gary Parsons

On October 18, 2006, Gary M. Parsons, the Chairman of XM, resigned as a director of our company in order to focus more of his attention on his primary responsibilities as Chairman of XM. Pursuant to a Stockholders Agreement dated as of July 18, 2005 between us and XM, XM has the right, until our 2008 annual meeting of stockholders, to designate a director to serve on our board of directors.

Lock-up Agreements

Our executive officers, directors and certain of our significant stockholders voluntarily entered into lock-up agreements with us through December 31, 2006 pursuant to which they agreed that they would not offer, sell, contract or agree to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock (or securities convertible into or exchangeable or exercisable for any shares of our common stock), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfer, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions were to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, our prior written consent until January 1, 2007, subject to certain exceptions. The lock-up agreements covered 21.5 million shares of our outstanding Class A Common Stock. The lock-up agreements also covered 12.6 million shares of Class A Common Stock issuable upon the exercise of outstanding options.

Refinancing of Convertible Notes

On April 13, 2007, we entered into an agreement with the holders (the Investors) of our existing 5% convertible notes due December 30, 2014 (the existing notes) to redeem certain of the existing notes for cash and refinance the remainder of the existing notes. Pursuant to the Agreement, we would redeem $50 million principal amount of the existing notes for cash. We would exchange the remaining $105 million principal amount of the existing notes for the following:

•	senior secured notes in the aggregate principal amount of $45 million,

•	amended and restated convertible notes in the aggregate principal amount of $60 million, and

•	warrants to acquire an aggregate amount of 2,647,059 shares of Class A Common Stock of the Company.

Concurrently with the closing of the transaction, we would pay any accrued and unpaid interest on the existing notes in cash.

The aggregate amounts of the senior secured notes, the amended and restated convertible notes and the warrants would be allocated among the Investors on a pro rata basis in accordance with their percentage ownership interest of the existing notes.

The closing of the transaction is subject to execution of definitive documentation and other conditions. We and the Investors have agreed to negotiate in good faith and use our reasonable best efforts to finalize the documentation required for the transaction and to close the transaction not later than April 27, 2007. We and the Investors may terminate the agreement prior to the closing of the transaction as follows: (a) by mutual written consent, or (b) any party not in breach of its obligations under the agreement may terminate the agreement by written notice to the other parties if the transaction has not occurred on or before May 31, 2007. We and the Investors have agreed to act in good faith to close by April 27, 2007 but in any event by May 31, 2007.

The senior secured notes would bear interest at LIBOR plus 6.5%, payable quarterly. They would be repayable $27.5 million on the first anniversary of issuance and $17.5 million on the third anniversary of issuance. We would be required to repay the senior secured notes from new equity or debt financing, certain excess cash flow or the cash proceeds of asset sales and casualty events, subject to customary exceptions. We would have the option to redeem the senior secured notes at any time, subject to a 102% redemption premium if the redemption occurs within the first year after issuance and a 101% redemption premium if the redemption occurs during the second year after issuance. The senior secured notes would be secured by a first priority security interest in our assets.

The amended and restated convertible notes would bear interest at 8.0%, payable quarterly. They would be convertible into shares of our Class A Common Stock at a conversion price of $4.25 per share, subject to customary anti-dilution adjustments. The notes would have a three year term. We would have the option of redeeming the notes at 100% of the principal amount, plus any accrued and unpaid interest, beginning two years after issuance, provided the market price of the Class A Common Stock is at least 200% of the then applicable conversion price for 10 consecutive days prior to the redemption. The amended and restated convertible notes would be secured by a second priority security interest in our assets.

The warrants would grant the Investors the right to acquire, for a period of five years, an aggregate of 2,647,059 shares of Class A Common Stock at $4.25 per share, subject to customary anti-dilution adjustments.

Under the terms of the senior secured notes and the amended and restated convertible notes, we are permitted to incur senior secured indebtedness of up to $105 million (less any amounts still outstanding under the senior secured notes) of senior secured first priority indebtedness. We may also borrow up to $100 million (less any amounts outstanding under the amended and restated convertible notes) of senior secured second priority indebtedness which is pari passu with the amended and restated convertible notes and unlimited unsecured debt, as long as such debt has a maturity date that is at least 91 days after the maturity date of the amended and restated convertible notes. We are not permitted to make any mandatory or optional prepayment on debt (other than permitted senior secured debt) while the amended and restated convertible notes are outstanding.

In accordance with the Nasdaq Marketplace rules, the amended and restated convertible notes and the warrants will contain a cap on the exercise of conversion or exercise rights, such that no more than an aggregate of 19.9% of our outstanding shares could be issued pursuant to conversions of the amended and restated convertible notes or exercises of the warrants until the stockholder approval required by the Nasdaq Marketplace rules had been obtained. We agreed to solicit the requisite stockholder approval for the issuance of the shares pursuant to the amended and restated convertible notes and the warrants at its next annual or special meeting of stockholders and, in any event, by June 30, 2007. The approval of the issuance of share pursuant to the amended and restated convertible notes and the warrants is Item 3 for consideration at this Annual Meeting. Noah A. Samara, our Chairman, President and Chief Executive Officer, who holds a majority of the Company’s Class A Common Stock, has agreed to vote his shares in favor of the issuance of shares issuable pursuant to the conversion of the amended and restated convertible notes and the exercise of the warrants.

Procedures for Approval of Related Party Transactions

Our audit committee, pursuant to its charter, reviews and provides prior approval of all transactions or arrangements required to be disclosed pursuant to SEC Regulation S-K, Item 404, between us and any of our directors, officers, principal stockholders or any of our or their respective affiliates, associates or related parties.

AUDIT COMMITTEE’S REPORT

This report does not constitute soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing, except to the extent we specifically incorporate this report by reference therein.

The Audit Committee has reviewed and discussed the audited consolidated financial statements of WorldSpace for the fiscal year ended December 31, 2006 with WorldSpace’s management. The Committee has discussed with Grant Thornton LLP (Grant Thornton), WorldSpace’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented.

The Committee has also received the written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Committee has discussed the independence of Grant Thornton with that firm.

Based on the Committee’s review and discussions noted above, the Committee unanimously recommended to the Board (and the Board has approved) that WorldSpace’s audited consolidated financial statements be included in WorldSpace’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

James R. Laramie Chairman
Kassahun Kebede
William Schneider, Jr.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The compensation philosophy that guides and directs management’s and the compensation committee’s activities in developing and implementing a comprehensive pay program recognizes that long-term stockholder value creation is the ultimate goal of the business and that people are WorldSpace’s greatest asset in achieving that goal. Our compensation committee uses compensation as one means of incentivizing executive officers to achieve our business objectives.

Our compensation committee has overall responsibility for defining and administering our compensation program for executive officers and establishing specific compensation levels. Our executive officers include: Mr. Samara, our Chairman of the Board, President and Chief Executive Officer (CEO); Mr. Armstrong, our Co-Chief Operating Officer (Co-COO); Mr. Brown, our Co-Chief Operating Officer (Co-COO); Mr. Ganesan, our Chief Financial Officer (CFO); and Mr. Frickel, our Executive Vice President, Secretary and General Counsel (GC). In carrying out its duties, our compensation committee may request the views of internal and external experts, however under no circumstances do our Chief Executive Officer or other executive officers vote on matters before the compensation committee. The members of our compensation committee are all considered independent directors as defined by Nasdaq rules.

Overall Objectives of Executive Officer Compensation Program

Towards our goal of motivating our executives to create long-term stockholder value for the business we have developed a total compensation program with the following specific objectives:

•	Creating Shareholder Alignment: Reward executives for directly contributing to increasing total stockholder returns over the long-term

•	Driving Enterprise Performance: Promote accountability for WorldSpace and individual performance

•	Attracting and Retaining High Caliber Leaders: Maintain a group of key employees having a proven potential to make significant positive impact on WorldSpace’s business

Our current compensation program consists of two annual elements, base salary and annual incentive, and one long-term element, stock-based compensation. Each of the above elements taken together fulfills the overall program goals, although certain elements have greater focus on one or another of the specific goals as described in the table detailing pay elements below.

Pay Elements

We endeavor to maintain a proportional mix of pay elements that is reflective of each executive officer’s role in the company, and is competitive with similarly positioned companies’ executives in the comparable talent market. We believe that the current proportion of fixed (annual base salary) and variable pay (annual- and long-term incentives) in the total compensation opportunity are appropriate for executive officers in that a significant majority is variable and is paid only if company and individual performance objectives are achieved. In addition, the proportion of annual and long-term pay in the total compensation opportunity corresponds to the particular executive officer’s roles in defining and impacting our long-term strategy.

Pay Element	Purpose	% of Total Pay

Base Salary (Fixed)	• Provide competitive level of base compensation commensurate with position and experience	CEO & Co-COO CFO GC	15 – 20% 20 – 25% 25 – 30%
• Primarily to attract and retain high caliber leaders

Annual Incentive (Variable)	• Provide competitive variable annual pay opportunity	CEO & Co-COO CFO GC	15 – 20% 20 – 25% 25 – 30%
corresponding to enterprise, business group and individual performance
• Primarily to drive enterprise and individual performance

Long-Term Incentive (Variable)	• Provide competitive variable long-term incentive opportunity aligning with total shareholder returns	CEO & Co-COO CFO GC	60 – 70% 60 – 70% 55 – 65%
• Provide strong retentive value, and wealth building opportunity in lieu of supplemental retirement programs
• Primarily to create shareholder alignment; secondarily to retain high caliber leaders

The compensation committee considers the performance of, and the compensation levels provided by, comparable companies when making compensation-related decisions. Each pay component, and the total pay opportunity, is generally targeted at the median (50th percentile) of the comparator group for positions with similar responsibility after normalizing for certain factors (e.g., annual revenues, market capitalization, stage of development) to make accurate comparisons. In consideration of the fact that WorldSpace has very few direct business comparators (e.g., satellite digital audio radio services), the compensation committee uses a broad group of comparators to benchmark pay and performance levels, including those with similar business models and similar operational components, talent competitors, and those at a similar stage of business development. For 2007 pay decisions, the group of publicly-held comparables against which pay practices were benchmarked included: Cox Radio, Napster, Orbital Sciences Corporation, Radio One, Sirius Satellite Radio, Westwood One, WorldGate Communications, ViaSat, XM Satellite Radio Holdings. The group of publicly-held companies used as comparables for 2007 compensation decisions was modified slightly from the group used for 2006 decisions after we re-assessed its composition in relation to our philosophy of appropriate comparable businesses. The changes were to include fewer traditional radio broadcasters (removed Citadel Broadcasting, Cumulus Media, Spanish Broadcasting System, Salem Communications Corporation), to increase the number of high technology manufacturing companies (added Orbital Sciences Corporation, WorldGate Communications, ViaSat), and to add a high growth non-broadcast content distribution company (Napster). For each of 2006 and 2007, the compensation committee also considered data from a sample of private and public companies operating internationally surveyed by a compensation survey data company.

The compensation committee uses the analysis of WorldSpace relative to comparators as inputs into determining pay, but does not mechanistically apply the outputs of these analyses in establishing pay practices or levels. The information and analyses are considered within the greater context of the competitive market for executive talent, the strategic value of an executive’s talents relative to the company’s short- and medium-term execution needs, the experience of each executive, the recommendation of the Chief Executive Officer, and the overall affordability of adopting recommended practices or levels. Members of executive management do not vote or otherwise participate in the final committee level decision-making process for establishing pay programs or setting pay levels.

Annual Base Salary

Consistent with our compensation philosophy, the compensation committee reviews the positioning of base salaries for our executive officers to target pay levels at approximately the median of the comparator group. Each of our executive officers has an employment agreement stipulating a minimum base salary level that is subject to review and possible increase annually by the compensation committee, any decrease required the consent of the executive. We follow a two step process for reviewing and recommending changes to base salaries: Chief Executive Officer review and recommendation to the committee for the other executives; compensation committee review and approval of all executives, including the CEO.

Each year, our Chief Executive Officer evaluates and discusses the contributions of each executive officer during one-on-one conversations focusing on the accomplishment of strategic and operational goals defined at the beginning of the year, performance relative to general job duties, and involvement in emergent strategic and financial achievements during the year. In addition, the Chief Executive Officer assesses the retention risk and the potential impact to the organization of the executive’s departure, and internal equity of pay levels among senior level managers. The Chief Executive Officer recommends changes to base salary according to these reviews and upon consideration of the applicable comparator data.

The compensation committee reviews the Chief Executive Officer’s recommendations for the other executive officers and the applicable comparator data in making its assessment. The committee also takes into consideration the overall performance of WorldSpace, the executive’s prior year performance, and the executive’s strategic value in achieving company goals (e.g., the executive’s scope of responsibility and magnitude of impact) in making compensation changes. The compensation committee annually evaluates the performance of the Chief Executive Officer following a similar approach. The committee gauges the CEO’s general management and leadership effectiveness in his role and specifically evaluates performance versus a defined set of annual goals, progress towards achievement of longer term strategic goals, and overall management of operations.

In 2006, the CEO and executive management recommended, and the committee agreed, that no base salary increases be made in light of company performance and close proximity of adjustments in mid-2005. In 2007, upon concluding the 2006 performance evaluation discussions, the CEO recommended, and the committee approved, base salary increases for Messrs. Ganesan and Frickel.

Executive Officer	Base Salary Increase Amount	2007 Base Salary After Increase
Mr. Ganesan	$75,000	$400,000
Mr. Frickel	$50,000	$325,000

Annual Incentives

The compensation committee believes that a portion of compensation should be in the form of annual cash-based incentives, which tie each executive’s annual pay to the company’s performance and individual performance. All executive officers are eligible to earn cash bonuses based on satisfying specific performance targets determined at the beginning of each year ; the target level of annual payment opportunity is stipulated in each executive’s employment agreement. Performance measures reflect the near-term business priorities and have the following characteristics:

•	Represent a balanced emphasis on key financial and operational drivers of stockholder value

•	Reinforce strong worldwide subscriber growth and efficient use of stockholders’ economic resources

•	Focus actions on accomplishment of key catalyst events as well as the planning and preparatory activities required for realizing the longer-term strategy

At the beginning of each year, the board of directors and executive management establish the company’s annual objectives within the context of the corporate budget setting process. Objectives are established each year depending on the business focus for the year. The compensation committee, in consultation with the Chief Executive Officer, defines a set of Enterprise Objectives to which all executive officers as a team are accountable and a separate set of Special Emphasis Objectives for each executive officer individually. The Enterprise and the

Special Emphasis Objectives are defined in detail and are each supported by measurable performance targets so as to be as objectively quantifiable as possible in assessing accomplishment at the end of the year. However, some level of judgment in measuring the degree of accomplishment is left to the members of the committee, and they reserve the right to apply negative discretion to the calculated payments.

Each executive officer has the opportunity to earn up to 150% of his target annual incentive amount for exemplary performance against the Enterprise and Special Emphasis Objectives. While the minimum amount of potential incentive payment is zero, we do not believe that an “all or nothing” approach is appropriate for the annual incentive awards. Therefore, the performance goals are graduated so that the executive officer can receive a portion of the target payment in the event that an acceptable level of results is achieved; this “threshold” is set to 50% for each the target performance and payment. The Enterprise and Special Emphasis Objectives are given different proportional weightings directly affecting the calculation of the annual incentive payment (see illustrative calculation below).

ILLUSTRATIVE BONUS PAYOUT CALCULATION

					Weighted Actual Performance
Objective	Objective Weighting		Actual Performance as % of Target		Per Objective		Total		Executive Bonus Target		Calculated Bonus Payment
Enterprise	70%	x	50%	=	35%
					+	=	65%	x	$100,000	=	$65,000
Special Emphasis	30%	x	100%	=	30%

For 2006, Enterprise Goals and Special Emphasis Objectives were weighted 70% and 30%, respectively. The three primary Enterprise Goals for the year were to: Execute in India, Obtain Regulatory Approvals/Licenses, and Develop Supporting Technology. The goals set for the executive officers were sufficiently difficult to obtain such that it was not possible to determine, at the time the goals s were set, whether “target” performance would be achieved. Detailed review of 2006 performance versus the goals demonstrates that the goal targets were achieved at a level approximating 50% in aggregate. For calculation purposes, the Enterprise Objectives were therefore included at 50% of target.

Annual incentives were approved by the compensation committee and paid to certain executive officers after careful evaluation of performance versus Enterprise and Special Emphasis Objectives during 2006. The following annual incentive awards were paid to executive officers for performance in 2006 as approved by the compensation committee:

		Target Annual Incentive		Actual Incentive Payment
Name	Earned Base Salary	% of Base Salary	$	% of Target	$
Mr. Armstrong*	$225,000	78%	$175,500	51%	$89,505
Mr. Brown**	$295,000	78%	$230,100	55%	$126,555
Mr. Ganesan	$325,000	50%	$162,500	80%	$130,000
Mr. Frickel	$275,000	45%	$123,750	80%	$99,000

*	Mr. Armstrong assumed his position effective July 2006.
**	Mr. Brown assumed his position effective May 2006.

In addition, Mr. Samara was awarded a small portion of his target annual incentive award but advised the committee that he believed it was in the best interest of WorldSpace that he decline any incentive award for performance in 2006. For 2007, the committee has reviewed the annual incentive structure and determined to maintain an identical program for setting and measuring performance against goals, with Enterprise and Special Emphasis Objectives to be weighted 70% and 30%, respectively. The primary Enterprise Objectives for 2007 will be to Prepare & Launch Service in New Markets, Address the Company’s Liquidity Issue, and Execute in

India. In order to provide a quantifiable basis for assessing performance, specific goals are formulated to align with the Enterprise Goals. Company performance will be measured against these specific goals at year end. The goals set for the executive officers are sufficiently difficult to achieve such that “target” performance and therefore payment, will only be achieved after significant business performance is achieved.

Long-Term Equity-Based Incentives

We believe that the executive officers and other key employees should be eligible to receive long-term stock-based awards to align stockholder and management interests, and to attract and retain high caliber leaders. The company encourages stock ownership by executives, but does not have any formal stock ownership or retention guidelines.

We provide long-term equity-based incentives through the WorldSpace, Inc. 2005 Incentive Award Plan (the “2005 Incentive Award Plan”) which the compensation committee administers. The 2005 Incentive Award Plan provides for the grant of nonqualified stock options, incentive stock options, restricted shares, restricted share units, stock appreciation rights, performance units, performance shares, phantom shares, and other share based awards to our employees, consultants and directors, those of our subsidiaries and affiliates.

Award recipients are selected based on their past performance and their future potential to contribute significantly to our success. The amount and type of equity awarded is based on five factors:

•	comparator compensation benchmarks

•	the strategic value of the recipient’s role in our business, specifically his or her ability to impact the successful execution of our long-term strategy,

•	the degree of retention risk, specifically the likelihood of turnover and magnitude of impact on our ability to do business,

•	historical individual performance, and

•	company affordability, as measured by the economic value dilution to our stockholders of the grants in aggregate.

All of these factors influence the equity vehicle used and the grant amounts, which are assessed on an executive by executive basis.

Currently, the committee believes that the best method for advancing the interest of our business and ultimately the stockholders is by awarding equity in the form of restricted shares (performance-vested or service-vested) and stock price appreciation vehicles (non-qualified stock options or stock appreciation rights) according to the criteria stated previously. All of our equity grants, except performance-vested grants, vest on a pro-rata basis over three years. Since our initial public offering in August 2005, we have only made grants to senior-level new hires or as part of employment contracts (as was the case with Mr. Ras-Work). The form of equity used for senior-level new hires in 2006 was a combination of service-vested restricted shares and non-qualified stock options adjusted for the individual’s level and role in the organization: more senior levels or high impact roles receive a greater proportion of non-qualified stock options. In this way, we sought to provide a greater degree of at-risk compensation for those senior managers best in a position to impact our stock price through his or her actions. Messrs. Armstrong and Brown, who assumed their roles as Co-Chief Operating Officers in July and May of 2006, respectively, were granted a combination of performance-vested restricted shares and non-qualified stock options. The vesting restrictions on these restricted shares lapse according to the achievement of certain operational goals related to the following objectives: End of Period Subscriber numbers, Subscriber Acquisition Costs, Average Revenue Per User, and Cost Per Gross Addition. The definition of these specific incentive objectives are the same as used for our financial reporting purposes. The achievement levels required for vesting are aggressive and are therefore not time-bound, but, at grant, awards were expected to vest in full within three to five years.

To further focus executive officers’ efforts on objectives to increase shareholder returns and as balance against our relatively high levels of potential dilution from historical employee grants, we decided to make grants in 2007 using stock-settled stock appreciation rights. In recognition of the need to significantly increase stockholder returns, each of our executive officers was awarded two separate grants of stock appreciation rights comprising their long-term incentive award value: 50% of the award was granted at a base price equal to the fair market value of a share of our Class a common stock on the date of grant, and 50% of the award was granted at a base price equal to twice the fair market value on the date of grant. The awards received by each of the named executive officers is set forth below:

Executive	Number of Shares Underlying SAR Awards at $3.55 base price (#)	Number of Shares Underlying SAR Awards at $7.10 base price (#)	Total Number of Shares Underlying SAR Awards (#)(1)	LTI Grant Value ($)	Percentage of Target LIT Value (%)
Noah A. Samara	175,439	204,918	380,357	1,000,000	40
Gregory B. Armstrong	131,579	153,689	285,268	750,000	50
Alexander P. Brown	131,579	153,689	285,268	750,000	50
Sridhar Ganesan	115,789	135,246	251,035	660,000	80
Donald J. Frickel	84,211	98,361	182,572	480,000	80

(1)	Total number of shares underlying SAR awards determined using a Black-Scholes-Merton option valuation model using a grant price of $4.07, the average of the closing prices for the 30 business day period ending April 5, 2007.

We determine the fair market value of all equity grants based on the closing price of our stock on the date of grant. Traditionally, the date of grant has been the date of the compensation committee’s approval of the award. At the time of our initial public offering, we anticipated making awards of grants of restricted stock and stock price appreciation vehicles, to employees other than new hires, annually around the anniversary of the initial public offering to align the timing of vesting. However, the compensation committee did not make broad participation grants to employees other than new hires during 2006. During fiscal year 2007, we intend to make grants to employees, new hires or otherwise, effective on the first business day following the closing of the employee trading window after the award is approved. Our trading window opens on the second day following a public earnings release and closes ten calendar days thereafter. This timing allows the compensation committee to take into account the availability of audited financial results for the prior quarter, or year, and to determine grants to individual employees within the context of our overall company performance. We believe that this is the most appropriate method for ensuring that stockholders have had sufficient time to react to any material information provided by executive management during our earnings release and therefore that any potentially beneficial grant timing is mitigated such that an accurate fair market value can be used. In addition, while we will continue to use the closing price of our stock on the date of grant as the exercise or base price of the award, we will calculate the number of shares covered by the award by determining the target dollar value of the award and dividing that by the average trailing 30-day closing stock price (subject to a present value factor derived using a Black-Scholes-Merton Model). In applying this methodology our intention is to further moderate the effects of a volatile stock price which can be unduly influenced by factors not directly tied to our business performance (e.g., our stock is thinly traded). Our compensation committee retains the authority to make grants at other times during the year when it deems appropriate.

Perquisites

We do not provide perquisites to our named executive officers that are not offered broadly to other employees.

Retirement Plans

We do not provide special supplemental benefits to our named executive officers that are not offered broadly to other employees and do not maintain a pension plan. We do maintain a 401(k) plan under which all employees may defer up to 15% of their salary on an annual basis (up to the maximum defined in that year by the Internal Revenue Service). WorldSpace makes discretionary matching contributions up to 3% of the employee’s annual salary, subject to maximum limits set by the Internal Revenue Service.

As discussed in more detail under “Payments upon Termination or Change in Control”, the executive officers’ employment agreements provide for payments under certain circumstances in connection with a change in control coupled with a termination of employment. The agreements contain customary triggering events for payments and vesting of benefits designed to provide for fair treatment of the participants under the various circumstances.

Tax Considerations

Section 162(m) of the U.S. Internal Revenue Code of 1986 limits deductibility of compensation in excess of $1 million paid to the Company’s CEO and to each of the other four highest-paid executive officers unless this compensation qualifies as “performance-based.” Based on the applicable tax regulations, any taxable compensation derived from the exercise of stock options or SARs by senior executives under the Company’s 2005 Incentive Plan and 1996 Shares Option Plan (now closed) should qualify as performance-based. However, our annual incentive compensation is not issued pursuant to a 162(m) plan and would not qualify as performance-based for purposes of 162(m). We have reserved the right under our executive employment agreements to create an annual incentive compensation and/or bonus program intended to meet the requirement of Section 162(m) if we deem such a plan appropriate and to provide all or a portion of the incentive compensation and bonus payments to be made to a named executive officer under his employment agreement under such a plan.

SUMMARY COMPENSATION TABLE

The following table contains information regarding compensation earned by our named executive officers in the year ended December 31, 2006:

•	Our Chairman of the Board, President and Chief Executive Officer;

•	Our Chief Financial Officer;

•	Our three other most highly compensated executive officers; and

•	One former executive officer who would have been among our three other most highly compensated executive officers had he been with us at the end of 2006.

Name and Principal Position	Year	Base Salary ($)	Restricted Stock Awards ($)(1)	Stock Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Noah A. Samara Chairman of the Board, President and Chief Executive Officer	2006	650,000	2,272,036	—	—	—	2,922,036
Gregory B. Armstrong Co-Chief Operating Officer(4)	2006	225,000	119,472	371,128	89,505	5,064	810,169
Alexander P. Brown Co-Chief Operating Officer(5)	2006	294,999	119,472	371,128	126,555	844	912,998
Andenet Ras-Work Chief Operating Officer(6)	2006	196,633	1,199,597	563,519	171,250	222,969	2,353,968

Name and Principal Position	Year	Base Salary ($)	Restricted Stock Awards ($)(1)	Stock Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Sridhar Ganesan Executive Vice President- Chief Financial Officer	2006	325,000	1,199,597	—	130,000	6,600	1,661,197
Donald J. Frickel Executive Vice President, General Counsel and Secretary	2006	275,000	—	—	99,000	6,600	380,600

(1)	Amounts indicated in the columns “Restricted Stock Awards” and “Stock Option Awards” represent the compensation expense recorded in 2006 related to restricted stock and stock options awarded to our named executive officers. Compensation expense is calculated in accordance with Statement of Financial Accounting Standards 123(R), Share-Based Payment. See Note B to our Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2006 for the relevant assumptions used to determine fair value. The amounts shown do not represent amounts paid to the named executive officers. The compensation expense shown under restricted stock awards for Messrs. Armstrong and Brown are performance-vested restricted shares as described above in the Compensation Discussion & Analysis.
(2)	Represents annual incentive amounts earned for 2006 which were paid in 2007. Mr. Samara was awarded a small portion of his annual incentive award but advised the committee that he believed it was in the best interest of WorldSpace that he decline any incentive award for performance in 2006.
(3)	The amounts indicated in the column “All Other Compensation” represent our matching contributions to our 401(k) plan except for Mr. Ras-Work which is detailed below in footnote 6.
(4)	Mr. Armstrong assumed the position of Co-Chief Operating Officer effective July 2006.
(5)	Mr. Brown assumed the position of Co-Chief Operating Officer effective May 2006.
(6)	Mr. Ras-Work separated from WorldSpace in his position as Chief Operating Officer effective May 31, 2006. Per the terms of his employment contract and subsequently the separation agreement between him and WorldSpace, he was provided with the following compensation during 2006.

	Individual Items ($)
Compensation Component	A	B	Total	Description
Base Salary	156,250	40,384	196,634	(A) Earned prior to May 31, 2006 (date of Termination) (B) Unused vacation pay earned prior to Termination
Restricted Stock Awards	1,199,597	—	1,199,597	(A) 312,500 shares granted at IPO; shares vested upon Termination
Stock Option Awards	563,519	—	563,519	(A) 255,639 options at $4.75 granted at Termination as 2006 awards, which are immediately vested and have an 18 month term
Non-Equity Incentive Plan Compensation	81,250	90,000	171,250	(A) Earned in 2005 and paid in March 2006
				(B) Pro- rata bonus earned in 2006 and paid upon termination
All Other Compensation	218,750	4,219	222,969	(A) Portion of 12 month severance paid in 2006
				(B) 401(k) Company match

GRANTS OF PLAN-BASED AWARDS

The following table contains information related to:

•	Annual incentive award amounts that could have been earned in 2006 by our named executive officers if certain goals were satisfied; and equity award amounts obtained; and

•	Equity awards made to our named executive officers in 2006 under our 2005 Incentive Award Plan.

Named Executive Officer	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Award(1)s			Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)		Exercise or Base Price of Option Awards(5) ($/Sh)	Grant Date Fair Value(6) ($)
		Threshold ($)	Target ($)	Maximum ($)	Target (#)
Noah A. Samara	N/A	308,750	617,500	926,250	(2)
Gregory B. Armstrong	N/A	87,750	175,500	263,250
	5/5/2006				359,669	(3)		200,000		$5.99	$2,874,965
Alexander P. Brown	N/A	115,050	230,100	345,150
	5/5/2006				359,669	(3)		200,000		$5.99	$2,874,965
Andenet Ras-Work	5/31/2006							255,639	(7)	$4.75	$563,519
Sridhar Ganesan	N/A	81,250	162,500	243,750	(2)
Donald J. Frickel	N/A	61,875	123,750	185,625	(2)

(1)	Amounts represent the threshold, target and maximum annual cash incentive award amounts that could have been earned by the executive for 2006 as described in the Compensation Discussion and Analysis under “Annual Incentive.” The actual amount earned by each executive is set forth in the Summary Compensation Table in the column “Non-Equity Incentive Plan Compensation.”
(2)	Under each named executive officer’s employment agreement, the executive is eligible to receive a specified dollar amount of a long-term incentive grant each year. The target amounts are $2,500,000, for Mr. Samara, $1,500,000 for each of Messrs. Armstrong and Brown, $825,000 for Mr. Ganesan and $600,000 for Mr. Frickel. No equity awards were made to the named executive officers in 2006, other than the awards made to Messrs Armstrong and Brown in connection with their joining WorldSpace. Those awards are described in other columns of this table.
(3)	Amounts in this column represent the number of shares of performance-vested restricted stock awarded to Messrs. Armstrong and Brown in connection with their joining WorldSpace. The grants were awarded pursuant to our 2005 Incentive Award Plan and are described in more detail in the Compensation Discussion and Analysis under “Long-Term Equity-Based Incentives”.
(4)	Amounts in this column represent the number of shares underlying non-qualified stock options granted to Messrs. Armstrong and Brown in connection with their joining WorldSpace. The grants were awarded pursuant to our 2005 Incentive Award Plan and are described in more detail in the Compensation Discussion and Analysis under “Long-Term Equity-Based Incentives”. The options vest in three equal annual installments beginning on May 5, 2007, the first anniversary of the date of grant.
(5)	Represents the closing stock price on the date of grant, which is the date of the Compensation Committee’s approval of the award.
(6)	Represents the grant date fair value of stock options and restricted stock granted under our 2005 Incentive Award Plan in 2006. The fair value is calculated based on the grant date fair value of the award as determined under SFAS 123(R) for financial reporting purposes multiplied by the number of shares granted and does not represent amounts paid to the executive officers for the year. Fair value for stock options is determined using the Black-Scholes-Merton Model. See Note B to our Consolidated Financial Statements included in Form 10-K for the year ended December 31, 2006 for discussion of the relevant assumptions used to determine fair value.
(7)	Mr. Ras-Work was awarded immediately exercisable non-qualified stock options pursuant to the terms of his separation agreement with WorldSpace which is described in more detail above in footnote 6 to the Summary Compensation Table. All grants were awarded pursuant to our 2005 Incentive Award Plan.

Employment Agreements

Each of our named executive officers has an employment agreement stipulating, among other matters, base salary, annual incentive and long-term incentive award levels.

Mr. Samara’s agreement, executed in June 2005, set Mr. Samara’s base salary at no less than $650,000 per year during the term of his employment. The agreement provides an annual cash incentive award target level of 95% of his base salary, which can be adjusted upward in subsequent years. It also provides for an initial grant of 591,875 restricted shares upon the closing of our initial public offering in August 2005 and provides that

Mr. Samara is eligible for subsequent annual equity awards with a target value of at least $2,500,000. Restricted stock awards include the right to receive dividends at the rate paid to all shareholders, and the right to vote the stock prior to the vesting of the stock. His agreement provides for an initial term of five years, with an automatic three-year extension and subsequent one-year automatic extensions.

Messrs. Armstrong and Brown have identical employment agreements as they pertain to compensation. Each agreement was executed in May 2006 and provides for a base salary of no less than $450,000 per year during the term of employment. The agreement provides an annual cash incentive award target level of 78% of base salary, which can be adjusted upward in subsequent years. It also provides for an initial grant of 200,000 performance-vested restricted shares and a grant of non-qualified stock options with a value of $1,500,000, and provides that the executives are eligible for subsequent annual equity awards with a target value of $1,500,000. The stock options vest one-third per year upon the anniversary of the grant date. Restricted stock awards include the right to receive dividends at the rate paid to all shareholders, and the right to vote the stock prior to the vesting of the stock. The agreements provide for an initial term of three years, with automatic one-year extensions.

Mr. Ganesan’s agreement, executed in June 2005, set Mr. Ganesan’s base salary at no less than $325,000 per year during the term of his employment. The agreement provides an annual cash incentive award target level of 50% of his base salary, which can be adjusted upward in subsequent years. It also provides for an initial grant of 312,500 restricted shares upon the closing of our initial public offering in August 2005 and provides that Mr. Ganesan is eligible for subsequent annual equity awards with a target value of at least $825,000. Restricted stock awards include the right to receive dividends at the rate paid to all shareholders, and the right to vote the stock prior to the vesting of the stock. His agreement provides for an initial term of three years, with automatic one-year extensions.

Mr. Frickel’s agreement, executed in June 2005, set Mr. Frickel’s base salary at no less than $275,000 per year during the term of his employment. The agreement provides for an annual cash incentive award target level of 45% of his base salary, which can be adjusted upward in subsequent years. It also provides that Mr. Frickel is eligible for annual equity awards with a target value of at least $600,000. Restricted stock awards include the right to receive dividends at the rate paid to all shareholders, and the right to vote the stock. His agreement provides for an initial term of three years, with automatic one-year extensions.

Material terms of compensation upon various termination scenarios are described in “Potential Payments upon Termination and Change in Control.”

2005 Incentive Award Plan

For a description of the terms of our 2005 Incentive Award Plan, see “Item To Be Voted On—Item 2. Amendment of 2005 Incentive Award Plan”.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table contains information related to unexercised stock options and unvested restricted stock held by each of our named executive officers as of December 31, 2006.

	Option Awards					Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options(1) (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($)
	Exercisable	Unexercisable
Noah A. Samara	565,625			2.66	8/31/2013
	7,031,250			6.71	6/4/2010
						591,875	2,071,563
Gregory B. Armstrong		359,669		5.99	5/5/2016
								200,000	700,000
Alexander P. Brown		359,669		5.99	5/5/2016
								200,000	700,000
Andenet Ras-Work	255,639			4.75	11/9/2007
Sridhar Ganesan						312,500	1,093,750
Donald J. Frickel	140,625			8.53	12/29/2008
	140,625			8.53	12/29/2009
	140,625			8.53	12/30/2010
	140,625			8.53	12/30/2011
	140,625			8.53	12/29/2012
	140,625			8.53	12/29/2013

(1)	Messrs. Armstrong and Brown’s stock options vest in three equal installments upon the anniversary of May 5, 2006, the grant date.
(2)	Messrs. Samara and Ganesan’s restricted stock awards vested on January 2, 2007. Messrs. Armstrong and Brown’s restricted stock awards vest according to performance against a set of predefined performance goals as described in the Compensation Discussion and Analysis under “Long-Term Equity-Based Incentives”.
(3)	The stock price used to calculate value is $3.50 per share, the closing price on December 29, 2006.

OPTION EXERCISES AND STOCK VESTED

During 2006, none of our named executive officers exercised stock option awards. The following table contains information related to restricted stock awards held by our named executive officers that vested during 2006.

Stock Awards
Named Executive Officer	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Noah A. Samara	—	—
Gregory B. Armstrong	—	—
Alexander P. Brown	—
Andenet Ras-Work	312,500	1,481,250
Sridhar Ganesan	—	—
Donald J. Frickel	—	—

(1)	The stock price used to calculate value is $4.74 per share, the closing price on May 31, 2006, Mr. Ras-Work’s termination date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment Agreement Provisions

Noah. A. Samara’s Executive Employment Agreement. Mr. Samara’s agreement with us provides that if his employment is terminated by reason of cause, death or disability, or Mr. Samara terminates his employment with us other than for good reason or at retirement, he is entitled to any earned but unpaid salary and any accrued benefits, including earned but unpaid or deferred salary payments, accrued but unused vacation days, reimbursement for properly incurred business expenses, and any payments or benefits due to Mr. Samara or his beneficiaries under our benefit plans, to which he is entitled through the date of termination. In the event of Mr. Samara’s death, his base salary will be paid through the end of the calendar month following his death. In the event of Mr. Samara’s termination for disability, he is entitled to his base salary and any applicable benefits through the third calendar month following termination and a pro-rated bonus based on the prior year’s bonus payments, as well as any of his health, medical, dental and similar benefits for eighteen months following termination or an amount equal to the cost of paying for equivalent coverage. Upon the termination of Mr. Samara’s employment for death or disability, any unvested options will be immediately forfeited, but unvested restricted shares will vest in full, and any vested options will be exercisable until the one year after termination, but not after the options expire. Mr. Samara has agreed to cooperate with us in obtaining key man life insurance payable to us in the event of his death.

If we terminate Mr. Samara’s employment without cause, or if Mr. Samara terminates his employment with us for good reason, or if prior to his retirement we give Mr. Samara notice that his employment agreement will not be renewed, any outstanding options and restricted share awards of his will immediately vest and/or become exercisable in full, and he will be entitled to severance benefits for a “severance period” defined as the longer of the remainder of the then-current term of his employment agreement with us or 36 months. Mr. Samara’s severance benefits consist of a lump sum payment equal to the number of years in the severance period multiplied by the greater of his target bonus for the year of termination or his average actual bonus payments for the three years prior to the year of termination and a continuation of his base salary through the severance period, as well as the payment of any accrued benefits. In addition, upon such a termination, any loans to us from Mr. Samara become immediately payable in full, we will pay for medical, dental and other health benefits for Mr. Samara and his dependents through the severance period, and we will provide Mr. Samara with executive outplacement services for at least 24 months. For purposes of Mr. Samara’s employment agreement, a finding of “cause” requires the affirmative vote of two-thirds of our board of directors.

In the event that, upon a change in control of our company during the term of his employment agreement with us, Mr. Samara’s employment is terminated within 12 months following the change in control for any reason other than cause, death or disability, or by Mr. Samara for good reason, Mr. Samara is entitled to the severance benefits described in the immediately preceding paragraph, and all stock options and equity-based compensation awards held by him on the date of termination become vested and/or exercisable in full. Mr. Samara is also entitled to an additional gross up payment to compensate him for any “golden parachute” excise tax that he may incur due to his severance or other benefits or payments under his employment agreement or any other agreement with us.

Executive Employment Agreements with Other Named Executive Officers. The executive employment agreements with Messrs. Armstrong, Brown, Ganesan and Frickel provide that if we terminate the employee’s employment for cause, death or disability, or if the employee terminates his employment with us other than for good reason or at retirement, the employee is entitled to any earned but unpaid salary, any unreimbursed expenses and any benefits (including accrued but unpaid vacation days) to which the employee is entitled through the date of termination. In the event of the employee’s death, his base salary will be paid through the end of the calendar month following his death. In the event of the employee’s termination for disability, the employee shall be entitled to base salary and any applicable benefits through the third calendar month following termination and a pro-rated bonus based on the prior year’s bonus payments, as well as any health, medical, dental and similar benefits for 18 months following termination or an amount equal to the cost of paying for equivalent coverage. Upon the termination of the employee’s employment by reason of death or disability, any unvested options or unvested restricted shares will vest in full, and any vested options will be exercisable until one year after termination, but not after the options expire.

Under the agreements, if the employee’s employment is terminated by us other than for cause, or if the employee terminates his employment with us for good reason, he is entitled to certain benefits, which include a lump sum payment of any base salary, benefits (including accrued but unpaid vacation days), bonus amounts and incentive payments that are earned but unpaid as of termination. Subject to compliance with the confidentiality, non-compete, and non-solicitation provisions, the employees are generally also entitled to severance benefits, including a bonus payment for the year of termination to be paid pro rata based on days worked in the year of termination multiplied by the total amount of bonus and incentive payments paid to the employee in the year prior to his termination, and the continuation of base salary payments for 12 months following termination. In addition, all stock option and restricted stock awards immediately vest, and the options may be exercised within 18 months after the termination date, but not after the options expire. As part of their severance benefits, the employees will also be entitled to continued health benefits and premium payments at the same levels as for actively-employed employees for 18 months following termination, and to at least 12 months of employment outplacement services at up to $25,000 in cost.

In the event that we experience a change in control of our company during the term of an executive employment agreement and, within 12 months following the change in control, the employee’s employment is terminated by us or our successor for any reason other than cause, death, disability, or the employee’s good reason, each agreement provides that the employee will receive the severance amounts set forth in the immediately preceding paragraph, and any unvested equity-based compensation awards will become immediately vested and/or fully exercisable. If an employee is entitled to receive payments that would qualify as excess “parachute payments,” those payments may be reduced to avoid the payments becoming subject to any excise tax that the employee may incur if such a reduction would result in a greater after-tax payment for the employee.

Definition of Change in Control under the Executive Employment Agreements. For purposes of each of the executive employment agreements, a “change in control” means:

•	a person or group (other than Mr. Samara and any entities controlled by him) becomes beneficial owner of securities constituting 40% or more of voting power;

•	two-thirds of our current board of directors (including any successors approved by two-thirds of our board) cease to constitute two-thirds of the board;

•

a merger or consolidation of our company occurs, unless, after the event, 60% or more of the voting power of the combined company is beneficially owned by the same persons as immediately before the event; or

•	our stockholders approve a plan of complete liquidation or winding-up of our company, or the sale or disposition of all or substantially all our assets.

Potential Payments upon Termination or Change in Control

The following tables describe potential payments and other benefits that would have been received by each named executive officer or their estate if there had been a change in control or employment had been terminated, under various circumstances, on December 31, 2006. The potential payments listed below assume that there is no earned but unpaid base salary as of December 31, 2006, and that vacation pay is de minimis. The amounts represented by stock options and restricted stock represent unvested awards for which the vesting would be accelerated as a result of the termination event. All such awards held by the named executive officers at December 31, 2006 that would have become vested and/or exercisable upon a terminating event are shown at their in-the-money value using the closing stock price on December 29, 2006 of $3.50.

Noah A. Samara	Retirement ($)	Voluntary Departure ($)	Death ($)	Disability ($)	Termination without Cause ($)	Termination for Cause ($)	Involuntary Termination in Connection with Change in Control ($)
Base Salary	—	—	54,167	162,500	2,275,000	—	2,275,000
Annual Incentive(1)	—	—	—	—	2,161,250	—	2,161,250
Stock Options	—	—	—	—	—	—	—
Restricted Stock	2,065,644	2,065,644	2,065,644	2,065,644	2,065,644	—	2,065,644
Healthcare Benefits(2)	—	—	—	30,000	70,000	—	70,000
Out-Placement Services	—	—	—	—	25,000	—	25,000
Excise Tax Gross Up(3)	—	—	—	—	—	—	2,144,273

Total	2,065,644	2,065,644	2,119,810	2,258,144	6,596,894	—	8,741,167

Gregory B. Armstrong	Retirement ($)	Voluntary Departure ($)	Death ($)	Disability ($)	Termination without Cause ($)	Termination for Cause ($)	Involuntary Termination in Connection with Change in Control ($)
Base Salary	—	—	37,500	112,500	450,000	—	450,000
Annual Incentive(1)	—	—	—	—	—	—	—
Stock Options(4)	—	—	—	—	—	—	—
Restricted Stock	698,000	698,000	698,000	698,000	698,000	—	698,000
Healthcare Benefits(2)	—	—	—	30,000	30,000	—	30,000
Out-Placement Services	—	—	—	—	25,000	—	25,000
Excise Tax Gross Up(3)	—	—	—	—	—	—	122,838

Total	698,000	698,000	735,500	840,500	1,203,000	—	1,325,838

Alexander P. Brown	Retirement ($)	Voluntary Departure ($)	Death ($)	Disability ($)	Termination without Cause ($)	Termination for Cause ($)	Involuntary Termination in Connection with Change in Control ($)
Base Salary	—	—	37,500	112,500	450,000	—	450,000
Annual Incentive(1)	—	—	—	—	—	—	—
Stock Options(4)	—	—	—	—	—	—	—
Restricted Stock	698,000	698,000	698,000	698,000	698,000	—	698,000
Healthcare Benefits(2)	—	—	—	30,000	30,000	—	30,000
Out-Placement Services	—	—	—	—	25,000	—	25,000
Excise Tax Gross Up(3)	—	—	—	—	—	—	122,838

Total	698,000	698,000	735,500	840,500	1,203,000	—	1,325,838

Sridhar Ganesan	Retirement ($)	Voluntary Departure ($)	Death ($)	Disability ($)	Termination without Cause ($)	Termination for Cause ($)	Involuntary Termination in Connection with Change in Control ($)
Base Salary	—	—	27,083	81,250	325,000	—	325,000
Annual Incentive(1)	—	—	—	164,125	164,125	—	164,125
Stock Options	—	—	—	—	—	—	—
Restricted Stock	1,090,625	1,090,625	1,090,625	1,090,625	1,090,625	—	1,090,625
Healthcare Benefits(2)	—	—	—	30,000	30,000	—	30,000
Out-Placement Services	—	—	—	—	25,000	—	25,000
Excise Tax Gross Up(3)	—	—	—	—	—	—	488,263

Total	1,090,625	1,090,625	1,117,708	1,366,000	1,634,750	—	2,123,013

Donald J. Frickel	Retirement ($)	Voluntary Departure ($)	Death ($)	Disability ($)	Termination without Cause ($)	Termination for Cause ($)	Involuntary Termination in Connection with Change in Control ($)
Base Salary	—	—	22,917	68,750	275,000	—	275,000
Annual Incentive(1)	—	—	—	138,938	138,938	—	138,938
Stock Options	—	—	—	—	—	—	—
Restricted Stock	—	—	—	—	—	—	—
Healthcare Benefits(2)	—	—	—	30,000	30,000	—	30,000
Out-Placement Services	—	—	—	—	25,000	—	25,000
Excise Tax Gross Up(3)	—	—	—	—	—	—	65,426

Total	—	—	22,917	237,688	468,938	—	534,364

(1)	For purposes of the table, annual incentives at December 31, 2006 are considered yet to be awarded by the Compensation Committee and are therefore not included as part of compensation upon Retirement, Voluntary Termination, or Death. Disability results in payment of the prior year’s annual incentive award amount. Termination without Cause, and Involuntary Termination in Connection with Change in Control results in a pro-rata portion of the previous year’s annual incentive payment for each of Messrs. Armstrong, Brown, Ganesan and Frickel. In the case of Mr. Samara, such termination as of December 31, 2006 would result in an annual incentive payment equal to the number of years remaining under his employment agreement multiplied by his target annual incentive amount.
(2)	Healthcare benefit services provided upon termination are estimated at a cost to us of $20,000 per year.
(3)	Section 280G of the Internal Revenue Code disallows a company’s tax deduction for what are defined as “excess parachute payments” and Section 4999 of the Code imposes a 20% excise tax on any person who receives excess parachute payments. As discussed above, all executive officers are entitled to certain payments upon termination of employment, including termination following a change in control. Under the terms of the agreements, all executive officers are entitled to payments that could cause the payment to be considered an excess parachute payment. Accordingly, our tax deduction would be disallowed under Section 280G, and an excise tax of 20% would be imposed under Section 4999. Under the terms of agreements, the executives would be entitled to a gross-up of their payments of an amount that covers the total excise tax.
(4)	Messrs. Armstrong and Brown’s stock options are unvested, but not in-the-money, and therefore no value is shown.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information regarding our current equity compensation plans as of December 31, 2006.

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	17,243,831	$5.86	2,761,459
Equity compensation plans not approved by security holders	—	—	—
Total	17,243,831	$5.86	2,761,459

Our predecessor, WorldSpace, Inc., a Maryland company (“WorldSpace Maryland”), issued options from time to time. Pursuant to a reorganization and recapitalization of our company in December 2004, any options to purchase shares of WorldSpace Maryland remained outstanding as of December 30, 2004 were converted at an exchange ratio of 1 to 1 into options to purchase our Class A Common Stock. Options to acquire 3,506,151 shares of WorldSpace Maryland were converted into options to acquire 3,506,151 shares of our Class A Common Stock at a weighted average exercise price of $3.47 per share.

We have two compensation plans under which our equity securities have been authorized for issuance and have been issued to employees and to non-employee directors. Set forth below is a description of the 1996 Shares Option Plan. For a description of our 2005 Incentive Award Plan, see “Items To Be Voted On—Item 2. Approval of Amendment to the 2005 Incentive Award Plan” elsewhere in this proxy statement.

1996 Shares Option Plan

Our predecessor’s, WorldSpace International Network Inc. (WIN)’s, 1996 Shares Option Plan was approved by WIN’s board of directors and became effective in December 1996. The plan provided for the grant of non-qualified stock options at an exercise price to be determined by the board of directors or a committee thereof. Our employees and consultants, and employees and consultants of any parent or subsidiary of us, were eligible to receive awards under the 1996 Shares Option Plan.

A total of 9,375,000 shares of WIN’s Class B Common Stock were authorized for issuance under the 1996 Shares Option Plan. Under the terms of the 1996 Shares Option Plan, our board of directors or any committee of the board of directors was authorized to establish the exercise price for an award at the time of grant. The 1996 Shares Option Plan also provided that in the event that we experienced a recapitalization, reorganization or stock split or dividend, the options would be adjusted to account for the changed circumstances.

Prior to December 30, 2004, awards under the 1996 Shares Option Plan to acquire a total of 6.3 million shares of WIN’s Class B Common Stock were issued and outstanding at a weighted average exercise price of $15.63 per share. Pursuant to a reorganization and recapitalization of our company in December 2004, all options to purchase WIN’s Class B Common Stock that remained outstanding as of December 30, 2004 under the 1996 Shares Option Plan were converted at an exchange ratio of 1 to 2.25 into options to purchase shares of our Class A Common Stock. Accordingly, the options to acquire 6.3 million shares of WIN’s Class B Common Stock converted into options to acquire 14,193,141 shares of our Class A Common Stock at a weighted average exercise price of $6.94 per share.

Options granted under the 1996 Shares Option Plan generally become vested in increments over a period of years, and no options granted under the 1996 Shares Option Plan may have a term longer than 10 years.

A terminated employee may only exercise options granted under the 1996 Shares Option Plan if the employee’s award agreement provides for post-termination exercise, and only if the termination was involuntary, but not for good cause, or voluntary, but with the consent of our board of directors.

Generally, in the event of a change in control, if the successor corporation does not assume each option or replace it with a substitute option, the vesting of the options will generally accelerate in full.

Options granted under the 1996 Shares Option Plan generally do not provide for the transferability of awards. Shares acquired pursuant to option award agreements under the 1996 Shares Option Plan generally must be offered to us for repurchase following the date of exercise, with acceptance of such offer to be made within 30 days, and we generally reserve the right of first refusal with respect to any subsequent third party offers to purchase the shares.

No additional options may be awarded under the 1996 Shares Option Plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of WorldSpace has reviewed and discussed with management the Compensation Discussion and Analysis for the year ended December 31, 2006. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in WorldSpace’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and in this proxy statement.

William Schneider, Jr.
Chairman
Kassahun Kebede

ITEMS TO BE VOTED ON

ITEM 1. ELECTION OF DIRECTORS (Proposal 1 on proxy card)

Our board has three classes of directors. The terms of our Class 3 directors expire at this annual meeting of stockholders. We currently have two Class 3 directors, Michael Nobel and Jack Kemp. Mr. Kemp has determined in light of his other commitments, not to stand for re-election. Frank-Jürgen Richter has been nominated to fill the vacancy left by Mr. Kemp’s departure. Dr. Nobel is standing for re-election and Dr. Richter is standing for election at this year’s annual meeting for a term of three years until the annual meeting of 2010 or until the director is succeeded by another director who has been duly elected and qualified. Each of the nominated directors has agreed to serve if elected. However, if for some reason any of the nominees is unable to accept nomination or election, shares represented by proxies will be voted for such substitute nominee as may be designated by our board of directors. Biographical information for each of the nominees is presented below.

Nominees for Class 3 Directors

Dr. Michael Nobel has served as a director of WorldSpace and its predecessors since 2001. Since 1990, Dr. Nobel has served as the Chief Executive Officer of a group of companies which perform diagnostic imaging services. Dr. Nobel also serves as the chairman of the Nobel Family Society. Dr. Nobel has been a consultant to UNESCO in Paris and the United Nation’s Social Affairs Division in Geneva on methods for substance abuse prevention. Dr. Nobel also worked for seven years as a researcher in social sciences at the Institute for Mass Communication at the Lausanne University and at the Institute of Social and Preventive Medicine in the field of primary drug abuse prevention. He also participated in the introduction of magnetic resonance imaging as vice president of Europe for Fonar Corporation and has remained in this field since 1980. He is a member of the board of several privately-held international companies involved in advanced medical diagnostics and treatment as well as internet service provision, management consulting and e-learning, and sits on several prominent international prize committees.

Dr. Frank-Jürgen Richter, age 40, is the President of Horasis: The Global Visions Community, a strategic advisory organization focused on long-term scenarios related to globalization, systemic risk and Asian business, located in Geneva. Prior to founding Horasis in 2005, Dr. Richter served as Director of the World Economic Forum in Geneva, Switzerland from 2001 until 2004. Dr. Richter is also an active scholar and has authored and edited a series of books on global strategy and Asian business.

The affirmative vote of a plurality of the votes cast at the meeting is required for the election of Class 3 directors.

The Board of Directors unanimously recommends a vote “FOR” each of the nominees.

Information concerning our Class 1 directors and Class 2 directors is provided below:

Class 1 Directors

Noah A. Samara has served as the Chairman, President and Chief Executive Officer of WorldSpace and its predecessors since inception. Mr. Samara has been involved in the development of both geostationary and low earth orbit (LEO) satellite systems since the mid-1980s. Mr. Samara’s early career was in satellite telecommunications, first with Geostar Corporation and later with the Washington law firm of Venable, Baetjer, Howard & Civiletti.

William Schneider, Jr. has been a director of WorldSpace since January 2005. He is a Washington, D.C. based economist and defense analyst, is President of International Planning Services, Inc., an international trade and finance advisory firm, and an Adjunct Fellow of the Hudson Institute. From 1981 to 1982, he served as the Associate Director for National Security and International Affairs at the Office of Management and Budget and from 1982 to 1986, as Under Secretary of State for Security Assistance, Science and Technology. Subsequent to his government service, Dr. Schneider served, from 1987 to 1993, as an advisor to the U.S. government in several capacities, including Chairman of the President’s General Advisory Committee on Arms Control and Disarmament, and is currently Chairman of the Defense Science Board of the Department of Defense as well as a member of the Defense Trade Advisory Group of the Department of State. He is the author of several works on defense policy, including Why IBM? Policy Issues in the Missile Defense Controversy (1969), and Arms, Men, and Military Budgets, an annual review of defense budget issues, and has also published numerous articles and monographs.

Class 2 Directors

Kassahun Kebede has served as a director of WorldSpace since 2005. Mr. Kebede is the founder and managing partner of PANTON Capital Group, a New York based credit arbitrage hedge fund established in February 2004. From 1995 to 2004, Mr. Kebede worked at Deutsche Bank in a number of positions, ending as the head of a bank-wide management task force concerned with measuring, assessing and reducing the bank’s exposures (trading and loans) in Latin America. Previously, Mr. Kebede worked in the Global Markets Division focusing on the bank’s exposure in Asia and Latin America. Mr. Kebede also served as the head of equity derivatives and a member of the division’s Management and Commitment Committees. He originally joined Deutsche Bank in 1995 as head of European fixed income derivatives. From 1994 to 1995, Mr. Kebede was head of the credit derivatives department at Merrill Lynch. From 1991 to 1993, Mr. Kebede was employed at Bankers Trust. Mr. Kebede earned a M.B.A. from the Wharton School of the University of Pennsylvania in 1991 and a B.S. in electrical engineering from Marquette University in 1985.

James R. Laramie has served as a director of WorldSpace and its predecessors since 1990. Mr. Laramie also served as the General Counsel of WorldSpace’s predecessor from November 1995 to 1998. Mr. Laramie is the President of Laramie & Associates, a management consulting company. From February 2002 to April 2004, Mr. Laramie served as the Chairman of Freeport Technologies, Inc., a company that provides collaborative conferencing systems for business development and management.

Charles McC. Mathias has served as a director of WorldSpace and its predecessors since 2000. From 1993 to 1999, Mr. Mathias served as President and Chairman of the board of directors of First American Bankshares, Inc. and, from 1987 to 1993, he was a partner of the law firm of Jones, Day, Reavis & Pogue. From 1968 to 1986, Mr. Mathias represented the State of Maryland in the United States Senate, where he served as chairman of the Committee on Rules and served on such committees as the Foreign Relations, Judiciary, Appropriations and Intelligence Committees. Prior to being elected to the Senate, Mr. Mathias served four terms in the House of Representatives as a representative from the Sixth Congressional District of Maryland. Mr. Mathias has served as President of the North Atlantic Assembly, the organization of NATO parliamentarians, having previously served as Vice-President and as Chairman of the United States Senate delegation to the Assembly.

ITEM 2. APPROVAL OF AMENDMENT TO 2005 INCENTIVE AWARD PLAN (Proposal 2 on proxy card)

Our 2005 Incentive Award Plan (the Plan) was adopted by our board of directors on June 19, 2005 and approved by our stockholders at our annual meeting of stockholders on July 7, 2005. The Plan provides for the grant of incentive stock options to our employees and employees of our subsidiaries, and nonqualified stock options, restricted shares, stock appreciation rights, performance units, performance shares, phantom shares, restricted share units and other share based awards to our employees, consultants and directors, and employees, consultants and directors of our subsidiaries and affiliates. The Plan currently authorizes 5,625,000 shares of Class A Common Stock for issuance thereunder.

As of April     , 2007, awards representing             shares of our Class A Common Stock had been issued under the Plan and there remained             shares available for future awards.

In order to be able to continue to attract, retain and motivate qualified individuals as directors and officers, our board of directors has approved, subject to shareholder approval, an amendment to the Plan that would increase the maximum number of shares of Class A Common Stock available for issuance thereunder from 5,625,000 shares to 12,625,000 shares. The number of those shares that may be issued as restricted shares under the Plan would not be increased and would remain at 2,812,500 shares.

Set forth below is a summary of the principal provisions of the Plan.

Shares Available. Shares of our Class A Common Stock granted to satisfy awards under the Plan may be authorized and unissued shares, issued shares held in our treasury, or shares acquired by us on the open market. Shares subject to awards under the Plan which are lapsed, forfeited, expired, terminated, or settled in cash, and shares surrendered to us as payment of exercise price, withholdings tax, or as part of an award exchange program, will again become available for grants under the Plan.

No more than 2,812,500 shares may be subject to the total awards granted to any individual participant under the Plan in a given calendar year.

Administration of Awards. The Board has appointed the Compensation Committee to administer the Plan. The committee has the power and discretionary authority to determine the terms and conditions of the awards, including the individuals who will receive awards, the term of awards, the exercise price, the number of shares subject to each award, the limitations or restrictions on vesting and exercisability of awards, the acceleration of vesting or the waiver of forfeiture or other restrictions on awards, the form of consideration payable on exercise, whether awards will be adjusted for dividend equivalents, and the timing of grants. The committee also has the power to modify, amend or adjust the terms and conditions of outstanding awards, to implement an award exchange program, to create other share based awards for issuance under the Plan, to arrange for financing by broker-dealers (including payment by us of commissions), to establish award exercise procedures (including “cashless exercise”) and to establish procedures for payment of withholding tax obligations with cash or shares.

Stock options. The committee may grant options that are intended to qualify as incentive stock options, or non-qualified options. The committee determines the exercise price of options granted under the Plan, but except as required by law of a foreign jurisdiction or due to a merger or other corporate transaction, the exercise price of an option may not be less than 100% of fair market value of our Class A Common Stock on the date the option is granted. For incentive stock options granted to any participant who owns at least 10% of the voting power of all classes of our outstanding stock, the option award must not have a term longer than 5 years, and must have an exercise price that is at least 110% of fair market value of our Class A Common Stock on the date of grant. No options may be granted for a term longer than 10 years. Options may be exercised as provided in the applicable award agreement. Generally, when a participant is terminated by us for good cause, outstanding options granted under the Plan will be forfeited immediately. For other terminations of employment, vested options generally remain exercisable for three months after termination, for 12 months after termination for death or disability, and for 36 months after termination for retirement or, subject to non-competition restrictions during the term of the post-termination exercise period, early retirement. Specific provisions of a written employment agreement may provide for different treatment. However, an option granted under the Plan is never exercisable after its term expires.

Automatic Non-Employee Director Awards. Any continuing non-employee director who has served on our board for more than 6 months is automatically granted 25,000 non-qualified options each year on the date of the annual stockholders meeting. All stock options granted to non-employee directors have an exercise price equal to 100% of the fair market value of our Class A Common Stock on the date of grant and vest annually in three equal installments over a period of three years. At its discretion, our board is authorized to add or substitute grants of other awards under the Plan, including restricted shares and restricted share units.

Restricted Shares. Restricted share awards are shares of our Class A Common Stock that vest in accordance with restrictions that are determined by the committee. The committee has the discretion to determine the individuals who will receive a restricted share award, the number of shares granted, when the shares will be paid to the participant, whether the participant will have the right to vote the restricted shares or receive dividend amounts, whether the shares will be issued at the beginning or the end of a restricted period, and any other terms and conditions with respect to vesting, deferral, payment options and other award characteristics as it deems appropriate. The committee may also provide that the participant may be granted a cash award that is payable upon the vesting of the restricted shares. Generally, unless our board decides otherwise, upon a participant’s termination of employment for any reason, restricted shares that have not vested are immediately forfeited to us. When a participant terminates employment for disability, death, retirement, early retirement, or other special circumstances, the committee may waive the forfeiture requirement and other restrictions on the shares if it determines that it is in our best interests to do so. Specific provisions of a written employment agreement may provide for different treatment.

Stock Appreciation Rights. Stock appreciation rights (SARs) may be granted in conjunction with a related option, as tandem SARs, or separately as free standing SARs. SARs generally allow the participant to receive the appreciation on the fair market value of our Class A Common Stock between the date of grant and the exercise date, for the number of shares with respect to which the SAR is being exercised. Tandem SARs are generally exercisable based on certain terms and conditions of the underlying options, although the committee may grant tandem SARs with a base price that is higher than the underlying option price. Free standing SARs are granted with a base price not less than 100% of the fair market value of our Class A Common Stock on the date of grant and are subject to terms and conditions as determined by the committee. The committee may provide that SARs be payable in cash, in shares of our Class A Common Stock, or a combination of both, and subject to any limitations or other conditions as it deems appropriate. SARs may be payable on a deferred basis only to the extent provided for in the participant’s award agreement.

Performance Units and Performance Shares. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the committee are achieved or the awards otherwise vest. The committee will establish, in its discretion, performance goals, which will determine the number of performance units and the value of performance shares, if any, to be paid out to participants. The committee will also set time periods of at least 12 months during which the performance goals must be met. The performance goals may be based upon the achievement of corporation-wide, divisional or individual goals, applicable securities laws or any other basis as determined by the committee. The committee will determine whether payment for performance unit and performance share awards will be made in cash, shares of our Class A Common Stock, or a combination of both. The initial value of performance units will be established by the committee by the date of grant and that of performance shares will be set at an amount equal to the fair market value of our Class A Common Stock on the date of grant. The committee may modify the performance goals as necessary to align them with our corporate objectives only if there has been a material change in our business, operations or capital or corporate structure.

Phantom Shares. A phantom share is a hypothetical share having a value based on a share of our Class A Common Stock. The committee may impose any restrictions or conditions upon the vesting of phantom share awards, and on the timing and method of delivery of consideration after the vesting of phantom share awards, as it deems appropriate. A phantom share award may be payable in cash, shares of our Class A Common Stock, or a combination of both, and may provide for the payment of dividend equivalent amounts, as determined by the committee. An award agreement granting phantom shares may contain a maximum dollar amount payable under the Plan, as the committee so determines.

Restricted Share Units. Restricted share unit awards may consist of grants of restricted shares, performance units or performance shares which may be payable in installments or on a deferred basis. The restricted share units will contain such terms and conditions, which may include performance goals or other criteria, as the committee deems appropriate, and may be payable in cash, shares of our Class A Common Stock, or a combination of both.

Other Share Based Awards. In addition, the committee may create other forms of awards in addition to the specific awards described in the Plan which may be granted alone or in tandem with other awards under the Plan. The committee has complete authority to determine the persons to whom and the time or times at which such other share based awards will be granted, the number of shares of our Class A Common Stock, if any, to be granted, whether the value of the awards will be based on shares or cash, and any other terms and conditions.

Effect of a Change of Control. In the event of a reorganization constituting a merger, consolidation, liquidation, dissolution or sale of all or substantially all of our assets, or a change in control in our ownership as defined in the Plan, and unless otherwise provided in an award agreement or a written employment contract between our company and a plan participant, generally, our board of directors, in its discretion, will provide that the successor corporation will assume each award or replace it with a substitute award, or the awards will become exercisable or vested in whole or in part upon written notice, or the awards will be surrendered for a cash payment, or any combination of the foregoing will occur. If any participant in the Plan is terminated involuntarily other than for death, disability or good cause within one month before or twelve months after a change in control, the vesting of the awards will generally accelerate and become fully exercisable or unrestricted. If a participant in the Plan is entitled to receive payments that would qualify as excess “parachute payments” under Section 280G of the Internal Revenue Code, those payments may be reduced so that the participant is not subject to the excise tax under Section 4999 of the Internal Revenue Code if such a reduction would result in the participant’s receiving a greater after-tax payment.

Under the Plan, and unless otherwise defined in an award agreement or a written employment agreement between our company and a plan participant, a change in control means (i) a person or group (other than Mr. Samara and any entities controlled by him) becomes the beneficial owner of securities constituting 40% or more of voting power, (ii) two-thirds of our current board of directors (including any successors approved by two-thirds of our current board) cease to constitute two-thirds of the board, (iii) a merger or consolidation of our company occurs, unless after the event, 60% or more of the voting power of the combined company is beneficially owned by the same persons as immediately before the event, or (iv) our stockholders approve a plan of complete liquidation or winding-up of our company, or the sale or disposition of all or substantially all our assets.

Transferability. Awards under the Plan generally are not transferable other than by will or by the laws of descent of distribution, and only the participant may exercise an award during his or her lifetime.

Section 162(m) Provisions. Awards to any participant whom the committee determines to be a “covered employee” under Section 162(m) of the Internal Revenue Code may be subject to restrictions, including the establishment of performance goals, as necessary for the award to meet the requirements for performance-based compensation.

Additional Provisions. The Plan will automatically terminate in 2015 unless we elect to terminate it sooner. In addition, our board of directors has the right to amend, suspend or terminate the plan at any time provided that such action does not impair any award previously granted under the Plan. We will not be responsible if awards under the Plan result in penalties to a participant under Section 409A of the Internal Revenue Code. Amendments to the Plan will be submitted for stockholder approval to the extent required by applicable law. Our board of directors is authorized to adopt special provisions for employees residing outside the United States to the extent the committee deems it advisable for compliance with foreign tax, securities and other laws.

For a discussion of awards granted to our executive officers and directors under the Plan, see “Executive Compensation” and “Directors Compensation.” It is not possible to determine at this time the awards which may be granted under the Plan in the future.

The affirmative votes of a majority of the votes cast at the meeting is required to approve the amendment to the Plan.

The Board of Directors recommends a vote FOR approval of the amendment to the 2005 Incentive Award Plan

ITEM 3.	APPROVAL OF THE ISSUANCE OF CERTAIN SHARES OF CLASS A COMMON STOCK UPON THE CONVERSION OF THE AMENDED AND RESTATED CONVERTIBLE NOTES AND THE EXERCISE OF THE WARRANTS ISSUED IN CONNECTION WITH THE REFINANCING OF OUR EXISTING CONVERTIBLE NOTES (Proposal 3 on proxy card)

Refinancing of convertible notes

On April 13, 2007, we entered into an agreement with the holders of our outstanding convertible notes pursuant to which we would redeem certain of the existing notes for cash and refinance the remainder of the existing notes. Under the terms of the agreement, we would redeem for cash $50,000,000 of the $155,000,000 principal amount of outstanding convertible notes, and would issue to the holders, in exchange for the remaining convertible notes, (i) senior secured notes in the aggregate principal amount of $45,000,000, bearing interest at LIBOR plus 6.5% per annum and repayable $27,500,000 on the first anniversary of issuance and $17,500,000 on the third anniversary of issuance, (ii) amended and restated convertible notes in the aggregate principal amount of $60 million bearing interest at 8.0% per annum and repayable on the third anniversary of issuance, and (iii) warrants to acquire an aggregate amount of 2,647,059 shares of Class A Common Stock.

The amended and restated convertible notes would be convertible into shares of our Class A Common Stock at a conversion price of $4.25 per share. Accordingly, if all of the amended and restated convertible notes were to be converted at the $4.25 per share conversion price, an aggregate of 14,117,647 shares of Class A Common Stock would be issued to the holders of such notes. The conversion price of the shares underlying the amended and restated convertible notes would be subject to adjustment (on a weighted basis determined on the basis of the number of shares issued, the consideration received and the number of shares outstanding prior to the issuance) if any equity securities are issued at a price lower than the then current market price of a share of the Class A Common Stock while the notes are outstanding.

The warrants would grant the Investors the right, during the five-year life of the warrants, to acquire an aggregate of 2,647,059 shares of Class A Common Stock at $4.25 per share. The exercise price of the shares underlying the warrants would be subject to adjustment (on a weighted basis determined on the basis of the number of shares issued, the consideration received and the number of shares outstanding prior to the issuance) if any equity securities are issued at a price lower than the then current market price of a share of the Class A Common Stock while the notes are outstanding.

For a fuller discussion of the terms of the agreement, see “Related Party Transactions—Refinancing of Convertible Notes,” included elsewhere in this proxy statement. The summary of terms contained in this proxy statement is general in nature and is qualified by reference to the actual agreement which is attached as an exhibit to our Current Report on Form 8-K filed with the SEC on April 16, 2007. Stockholders desiring a more complete understanding of the terms of the agreement are urged to refer to that exhibit.

Nasdaq Listing Requirements and the Necessity of Stockholder Approval

Pursuant to Nasdaq Marketplace Rule 4350(i)(1)(D)(ii), we must obtain shareholder approval for the issuance or potential issuance of securities representing twenty percent or more of its outstanding Class A Common Stock or twenty percent or more of the voting power outstanding before the issuance (the 20% Rule). At the time we entered into the agreement, the NASD staff took the position that the Nasdaq 20% Rule was applicable to the transaction because either a rise in the market trading price of our Class A Common Stock or an issuance of stock triggering the anti-dilution adjustments in each of the notes and the warrants could result in a convertible or exercise price below the market trading price of the Class A Common Stock at the time the definitive note and warrant agreements are entered into.

In accordance with the 20% Rule, the amended and restated convertible notes and the warrants will contain a cap on the exercise of conversion or exercise rights, such that no more than an aggregate of 19.9% of our outstanding shares could be issued pursuant to conversions of the notes or exercises of the warrants until or unless the stockholder approval required by the 20% Rule had been obtained.

The affirmative vote of a majority of the votes cast at the meeting is required to approval the issuance of shares of Class A Common Stock in excess of 19.9% of the outstanding Class A Common Stock upon conversion of the amended and restated convertible notes and exercise of the warrants. Noah Samara, our Chairman, President and Chief Executive Officer, who owned approximately 51% of our Class A Common Stock as of the record date, sufficient to approve the proposal, has entered into a binding agreement to vote his shares in favor of this proposal.

The Board of Directors recommends a vote FOR approval of the issuance of shares upon conversion of the amended and restated convertible notes and exercise of the warrants.

ITEM 4.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS (Proposal 4 on proxy card)

The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) as our independent auditors for the fiscal year ending December 31, 2007.

Stockholder ratification of Proposal 4 is not required by our Bylaws or otherwise. However, our board of directors is submitting Proposal 4 to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify Proposal 4, the audit committee will reconsider whether or not to retain Grant Thornton. Even if Proposal 4 is ratified, the audit committee in its discretion may direct the appointment of different independent accountants at any time during the year if the audit committee determines that such a change would be in the best interests of our company and stockholders.

A representative of Grant Thornton is expected to be present at the meeting with an opportunity to make a statement if so desired and to respond to appropriate questions with respect to that firm’s examination of our financial statements for the fiscal year ended December 31, 2006.

The affirmative votes of a majority of the votes cast at the meeting is required to ratify the appointment of Grant Thornton.

The Board of Directors recommends a vote FOR ratification of the audit committee’s appointment of Grant Thornton LLP as independent auditors

Policy for Approval of Audit and Permitted Non-audit Services

Our audit committee is responsible for reviewing and, ultimately, pre-approving all audit and permitted non-audit services to be provided by our independent registered public accounting firm. Our audit committee reviews and pre-approves separately all such proposed audit and permitted non-audit services.

Auditor Fees and Services

The aggregate fees billed by Grant Thornton for professional services to us were $753,720 for fiscal 2006 and $806,245 for fiscal 2005. The total fees for services provided by Grant Thornton to us during the fiscal years ended December 31, 2006 and December 31, 2005 are summarized in the table below:

	2006	2005
Audit Fees	$693,870	$756,245
Audit-Related Fees	—	—
Tax Fees	$59,850	$50,000
All Other Fees	—	—
Total Fees Paid	$753,720	$806,245

Audit Fees include fees for services such as the audit of the annual financial statements, review of quarterly financial statements, SEC registration statements and various related matters. Tax Fees are for the preparation of income tax returns and related matters.

Subsequent to our becoming a public company on August 3, 2005, in accordance with Section 10A(i) of the Exchange Act, the audit committee pre-approved all audit services for quarters ending subsequent to such date and for the annual period beginning with the 2006 fiscal year, as well as all tax services, provided by Grant Thornton.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

In order for stockholder proposals to be included in our proxy statement for the 2008 annual meeting of stockholders, they must be received by us in writing at our principal executive offices, 8515 Georgia Avenue, 8th Floor, Silver Spring, Maryland 20910, by the close of business on January 1, 2008. Any other stockholder proposals intended to be presented at the 2008 annual meeting, including nominations for directors, in order to be voted on at the 2008 annual meeting, must be received by us in writing not earlier than January 26, 2008 and not later than February 25, 2008, being, respectively, 120 days and 90 days prior to the date of the first anniversary of the 2007 annual meeting of stockholders.

Dated: April 30, 2007	By authority of the Board of Directors,

Donald J. Frickel
Secretary

WORLDSPACE, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Noah A. Samara and Donald J. Frickel as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all of the shares of Class A Common Stock of WorldSpace, Inc. held of record by the undersigned on March 30, 2007 at the Annual Meeting of Stockholders to be held at                                                                                                                                                                                     , on May 25, 2007, beginning at 10:00 a.m. E.S.T., or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

WORLDSPACE, INC.

May 25, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the

envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2 , PROPOSAL 3
AND PROPOSAL 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS
SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN

1. Election of Class 3 Directors:	2. Amendment of the Company’s 2005 Incentive Award Plan	☐	☐	☐

		FOR	AGAINST	ABSTAIN

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below) m Michael Nobel m Frank-Jürgen Richter	3. Approval of the issuance of shares of Class A Common Stock upon the conversion of the amended and restated convertible notes and the exercise of the warrants issued in connection with the refinancing of the Company’s existing convertible notes	☐	☐	☐

		FOR	AGAINST	ABSTAIN
	4. Ratification of the Audit Committee’s appointment of Grant Thornton LLP as independent registered public accountants for the Company	☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for either individual nominee, mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy is solicited on behalf of the Board of Directors of WorldSpace, Inc. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR” election of the Directors and “FOR” proposal 2, proposal 3 and proposal 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Copy of Plan provided for SEC review

pursuant to Instruction 3 to Item 11 of Schedule 14A

WorldSpace 2005 Incentive Award Plan

ARTICLE 1

GENERAL

INTRODUCTION

WorldSpace, Inc., a company organized and existing under the laws of the State of Delaware (hereinafter referred to as the “Corporation”), hereby establishes an incentive compensation plan to be known as the “WorldSpace 2005 Incentive Award Plan” (hereinafter referred to as the “Plan”), as set forth in this document. Awards granted under the Plan may be Incentive Stock Options, Non-Qualified Options, SARs, Restricted Shares, Restricted Share Units, Performance Units, Performance Shares, Phantom Shares or Other Share Based Awards.

The purpose of the Plan is to promote the success and enhance the value of the Corporation by linking the personal interests of Participants to those of the Corporation’s shareholders by providing Participants with an incentive for outstanding performance. The Plan is further intended to assist the Corporation in its ability to attract, motivate, and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

DEFINITIONS

For purposes of this Plan, the following terms shall be defined as follows unless the context clearly indicates otherwise:

(a) “Affiliate” shall mean any entity controlled by, controlling, or under common control with the Corporation.

(b) “Applicable Laws” shall mean the requirements relating to the administration of equity-based awards or equity compensation plans under applicable U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” shall mean, individually or collectively, a grant under the Plan of Options, SARs, Restricted Shares, Restricted Share Units, Performance Units, Performance Shares, Phantom Shares or Other Share Based Awards.

(d) “Award Agreement” shall mean the written or electronic agreement, executed by an appropriate officer of the Corporation, setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement shall be subject to the terms and conditions of the Plan.

(e) “Board of Directors” shall mean the Board of Directors of WorldSpace, Inc. as in office from time to time.

(f) A “Change in Control” of the Corporation, unless otherwise defined in an Award Agreement or in a written employment agreement by and between the Corporation and the Participant, shall be deemed to have occurred in the event that after the Effective Date hereof (i) any person or group (other than Noah Samara and any entities controlled by him) becomes the beneficial owner of securities of the Corporation representing more than 40% of the then voting power of the Corporation; (ii) members of the Board of Directors at the Effective Date of this Agreement or who were appointed after the Effective Date by at least two-thirds (2/3) of the members of the Board of Directors at the time of the appointment no longer constitute two-thirds (2/3) of the Board of Directors during the term hereof; (iii) a merger/consolidation of the Corporation occurs wherein the Corporation voting securities immediately prior thereto do not constitute at least 60 percent of the combined voting securities after the merger/consolidation; or (iv) the stockholders approve a plan of complete liquidation or winding-up or an agreement for the sale or disposition of all or substantially all of the Corporation’s assets.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(h) “Committee” shall mean the Board of Directors of the Corporation or any committee of two or more Directors who are Non-Employee Directors and Outside Directors designated by the Board of Directors to serve as the Committee in accordance with Article 1, Section IV of the Plan.

(i) “Common Shares” shall mean the Class A Ordinary Shares, par value $0.01 per share, of the Corporation.

(j) “Conflicting Product or Service” shall mean any product or service of any person or organization other than the Corporation or any Subsidiary or Affiliate, in existence or under development, which resembles or competes with a product or service of the Corporation or any Subsidiary or Affiliate, or about which a Participant acquired any information considered or designated proprietary by the Corporation, or by any Subsidiary or Affiliate, (or obtained from another party and which the Corporation considers or designates as proprietary) and not generally known by persons who are not Service Providers of the Corporation or any Subsidiary or Affiliate, including, without limitation, any and all general and specific knowledge, experience, information and data, technical or nontechnical business plans, business strategies, marketing strategies, including, without limitation and whether or not patentable, processes, skills, information, know-how, trade secrets, data, designs, formulae, algorithms, specifications, samples, source code, object code, mask works, employee information and records, methods, techniques, compilations, computer programs, devices, concepts, inventions, developments, discoveries, improvements, and commercial or financial information, in any form, including without limitation, oral, written, graphic, demonstrative, machine recognizable, specimen or sample form, through the Participant’s work with the Corporation or any Subsidiary or Affiliate.

(k) “Conflicting Organization” means any person or organization engaged in, or about to become engaged in, research on or development, production, marketing, or selling of a Conflicting Product or Service.

(l) “Consultant” shall mean an individual or entity that is in a Consulting Relationship with the Corporation or any Subsidiary or Affiliate.

(m) “Consulting Relationship” shall mean the independent contractor relationship that exists between an individual or an entity and the Corporation, or any Subsidiary or Affiliate if (i) such individual or entity or (ii) any entity of which such an individual is an executive officer or owns a substantial equity interest has entered into a written consulting contract with the Corporation, or any Subsidiary or Affiliate.

(n) “Corporation” shall mean WorldSpace Inc., a Delaware corporation.

(o) “Director” shall mean a duly elected and qualified member of the Board of Directors.

(p) “Disability” shall mean total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

(q) “Dividend Equivalent” shall mean, to the extent specified by the Committee, an amount equal to all dividends and other distributions (or the economic equivalent thereof) paid on one Share for each Share represented by an Award held by a Participant.

(r) “Early Retirement” shall mean the retirement of a Participant from the Corporation or any Subsidiary or Affiliate before age 65 as approved in writing by the Committee and subject to the non-compete provisions of Article 10(a) of the Plan.

(s) “Effective Date” shall have the meaning set forth in Article 18 of the Plan.

(t) “Employee” shall mean a common-law employee of the Corporation or of any Subsidiary or Affiliate.

(u) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(v) “Fair Market Value” of the Corporation’s Common Shares shall be determined as follows:

(i) If the Common Shares are then listed or admitted to trading on a NASDAQ market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such NASDAQ market system or principal stock exchange on which the Common Shares are then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Shares on such NASDAQ market system or such exchange on the next preceding day for which a closing sale price is reported; provided, however, that the Fair Market Value of Options issued upon the initial public offering of the Corporation’s Common Shares shall be equal to the offering price per Common Share on the effective date of such initial public offering.

(ii) If the Common Shares are not then listed or admitted to trading on a NASDAQ market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Shares in the over the counter market on the date of valuation.

(iii) If neither (i) nor (ii) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate and applied in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time, which determination shall be conclusive and binding on all interested parties.

(w) “Foreign Jurisdiction” means any jurisdiction outside of the United States of America, including, without limitation, countries, states, provinces and localities.

(x) “Free Standing SAR” shall mean a SAR granted pursuant to the provisions of Article 4(d) of the Plan.

(y) “Good Cause,” unless otherwise defined in an Award Agreement or in a written employment agreement by and between the Corporation and the Participant, shall mean, with respect to any Participant, (whether discovered before or after the termination of the Participant’s employment): (i) misconduct in the performance of his or her duties; (ii) dishonesty, fraud, breach of duty of loyalty, insubordination, violation of the Corporation’s policies, gross negligence, gross incompetence, any intentional act contrary to the interests of the Corporation, embezzlement or misappropriation relating to the Corporation or a Subsidiary or Affiliate or any of their funds, properties or assets; (iii) failure to perform duties or to follow any lawful directive of the Chief Executive Officer or the Board of Directors; (iv) any material breach of an Award Agreement or other agreement with the Corporation or any Subsidiary or Affiliate; (v) the arrest, indictment, conviction or plea of nolo contendere (or similar plea) with respect to any facts constituting any felony or a misdemeanor involving Moral Turpitude; (vi) acting in a manner or making any statements which the Chief Executive Officer or the Board of Directors reasonably determines to have an adverse effect on the reputation, operations, prospects or business relations of the Corporation or any Subsidiary or Affiliate; (vii) any conduct which is reported in the general or trade press or otherwise achieves general notoriety and which is scandalous, immoral, or illegal; or (viii) the use of controlled substances or alcohol in any manner that interferes with the performance of a Participant’s duties. For purposes of the Plan, “Moral Turpitude” shall mean acts or behavior of intentional dishonesty for purposes of personal gain or any other act or behavior of a willful and flagrant nature which demonstrates a conscious moral indifference to established community standards.

(z) “Incentive Stock Option” shall mean an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(aa) “Non-Employee Director” shall mean a Director who is not an Employee or Consultant of the Corporation or any Subsidiary or Affiliate.

(bb) “Non-Qualified Option” shall mean an Option which is not an Incentive Stock Option.

(cc) “Option” shall mean an Award granted pursuant to the provisions of Article 2 of the Plan.

(dd) “Optionee” shall mean a Participant to whom an Option is granted under the terms of the Plan.

(ee) “Other Share Based Awards” shall mean any other awards not specifically described in the Plan that are created by the Committee pursuant to Article 8 of the Plan.

(ff) “Outside Director” shall have the same meaning as defined or interpreted for purposes of Section 162(m) of the Code.

(gg) “Participant” shall mean the holder of an outstanding Award granted under the Plan or an Employee, Consultant or Director otherwise participating in the Plan.

(hh) “Performance Cycle” shall have the meaning set forth in Article 5(b) of the Plan.

(ii) “Performance Share” shall mean an Award granted pursuant to Article 5 of the Plan.

(jj) “Performance Unit” shall mean an Award granted pursuant to Article 5 of the Plan.

(kk) “Phantom Share” shall mean an Award consisting of a contractual right to a hypothetical Share granted pursuant to Article 6 of the Plan.

(ll) “Restriction Period” shall mean the period during which the transfer of Restricted Shares is subject to restrictions and, therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee in its discretion.

(mm) “Restricted Share Unit” shall mean an Award that the Committee permits to be paid in installments or on a deferred basis pursuant to Article 7 of the Plan.

(nn) “Restricted Shares” shall mean shares of Common Shares issued pursuant to a Restricted Shares award under Article 3 of the Plan.

(oo) “Retained Distribution” shall have the meaning set forth in Article 3(c) of the Plan.

(pp) “Retirement” shall mean the normal retirement of a Participant from the Corporation or any Subsidiary or Affiliate at or after age 65.

(qq) “Rule 16b-3” shall mean Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(rr) “Section 162(m) Exception” shall mean the exception under Section 162(m) for “qualified performance-based compensation.”

(ss) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(tt) “Share” shall mean a share of the Common Shares, as adjusted in accordance with Article 9 of the Plan.

(uu) “Stock Appreciation Right” or “SAR” shall mean an Award, granted alone or in connection with an Option, that pursuant to Article 4 of the Plan is designated as a SAR.

(vv) “Subsidiary” shall mean a “subsidiary corporation” of the Corporation, whether now existing or hereafter created or acquired, as defined in Section 424(f) of the Code.

(ww) “Tandem SAR” shall mean a SAR granted pursuant to the provisions of Article 4(c) of the Plan.

(xx) “Termination of Consulting Relationship” shall mean the cessation, abridgement or termination of a Consultant’s Consulting Relationship with the Corporation or any Subsidiary or Affiliate as a result of (i) the Consultant’s death, (ii) the cancellation, annulment, expiration, termination or breach of the written consulting contract between the Corporation or any Subsidiary or Affiliate and the Consultant (or any other entity) giving rise to such Consulting Relationship or (iii) if the written consulting contract is not directly between the Corporation or any Subsidiary or Affiliate and the Consultant, the Consultant’s termination of service with, or sale of all or substantially all of his or her equity interest in, the entity which has entered into the written consulting contract with the Corporation or any Subsidiary or Affiliate.

(yy) To “vest” an Option, SAR, Restricted Share, Performance Share, Performance Unit, Phantom Share or Restricted Share Unit held by a Participant shall mean, with respect to an Option or SAR, to render such Option or SAR exercisable, subject to the terms of the Plan or the applicable Award Agreement, and, in the case of a Restricted Share, Performance Share, Performance Unit, Phantom Share or Restricted Share Unit, to render such Restricted Share, Performance Share, Performance Unit, Phantom Share or Restricted Share Unit nonforfeitable.

SECTION I

ADMINISTRATION

The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee may establish from time to time such regulations, provisions, proceedings and conditions of awards which, in its sole opinion, may be advisable in the administration of the Plan. A majority of the Committee shall constitute a quorum, and, subject to the provisions of Article 1, Section IV of the Plan, the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee as a whole.

SECTION II

SHARES AVAILABLE

(a) Shares Available. Subject to the adjustments provided in Article 9(a) of the Plan, the aggregate number of Common Shares with respect to which Awards may be granted under the Plan shall be Nine Million (9,000,000) shares. In no event, however, except as adjusted pursuant to Article 9(a), shall more than Nine million (9,000,000) of the shares eligible for issuance under the Plan be issued upon exercise of Incentive Stock Options under the Plan. Except as adjusted pursuant to Article 9(a), the aggregate number of the shares eligible for issuance under the Plan as Restricted Shares shall be Four Million Five Hundred Thousand shares (4,500,000).

(b) Prior Plans. Upon approval of this Plan by the shareholders of the Corporation, no further grants shall be made under the WorldSpace 1996 Shares Option Plan or the WorldSpace 1997 Shares Option Plan, but awards made under said plans shall remain outstanding in accordance with their terms.

(c) Share Counting. Shares underlying awards of Awards granted hereunder shall be counted against the limitation on shares available set forth in clause (a) of this Section II.

Any Shares which (i) are subject to an Award hereunder, if there is a lapse, forfeiture, expiration or termination of any such award, (ii) are tendered, actually or by attestation, by a Participant as full or partial payment to the Corporation in connection with the exercise of any Award under the Plan, (iii) are retained by or surrendered to the Corporation in order to satisfy a Participant’s withholding tax obligations in accordance with Article 13(d) of the Plan, (iv) are subject to Awards which are settled in cash, or (v) are subject to Awards which are surrendered pursuant to an Award exchange program as contemplated by Article 1, Section IV(a)(vi), shall again be available for grants in connection with future Awards under the Plan (unless the Plan has terminated), and the same shall not be deemed an increase in the number of Shares reserved for issuance under the Plan. Shares granted to satisfy Awards under the Plan may be authorized and unissued shares of the Common Shares, issued shares of such Common Shares held in the Corporation’s treasury or shares of Common Shares acquired by the Corporation on the open market.

(d) Individual Limits. Subject to the provisions of Article 9(a) relating to adjustments upon changes in Common Shares, the maximum number of Common Shares with respect to which one or more Awards may be granted under the Plan to any individual Participant in any calendar year shall be equal to Four Million Five Hundred Thousand (4,500,000) Common Shares.

SECTION III

ELIGIBILITY

All (i) Employees who are regularly employed on a salaried basis, (ii) Consultants, and (iii) Directors (whether or not employed by the Corporation or any Subsidiary or Affiliate) shall be eligible to participate in the Plan; provided, however, that Incentive Stock Options may be granted only to Employees of the Corporation or of any Subsidiary. Persons eligible for Awards under the Plan pursuant to this Article 1, Section III may be granted, if otherwise eligible, more than one Award; however, eligibility in accordance with this Article 1, Section III shall not entitle a person to be granted an Award or a Participant to be granted an additional Award.

SECTION IV

AUTHORITY OF COMMITTEE

The Plan shall be administered by, or under the direction of, the Committee, which shall administer the Plan so as to comply at all times with Section 16 of the Exchange Act, to the extent such compliance is required, and shall otherwise have plenary and discretionary authority to interpret and construe the terms of the Plan and to make all determinations specified in or permitted by the Plan or deemed necessary or desirable for its administration or for the conduct of the Committee’s business; provided that (i) with respect to any Award that is intended to satisfy the requirements of Rule 16b-3, the Committee shall consist of at least such number of Non-Employee Directors as is required from time to time by Rule 16b-3, and each such Committee member shall satisfy the qualification requirements of such rule; (ii) with respect to any Award that is intended to satisfy the requirements of the Section 162(m) Exception, the Committee shall consist of at least such number of Outside Directors as is required from time to time to satisfy the Section 162(m) Exception, and each such Committee member shall satisfy the qualification requirements of such exception; and (iii) to the extent required under the rules of the stock exchange or automated quotation system on which the Common Shares are listed for trading or quoted, as applicable, each member of the Committee shall satisfy any “independence” requirements of such exchange or quotation system; provided, however, that, if any such Committee member is found not to have met the qualification requirements set forth in clauses (i) and (ii) above, any actions taken or Awards granted by the Committee shall not be invalidated by such failure to so qualify.

(a) General Authority. Subject to the provisions of Article 17 hereof, all interpretations and determinations of the Committee may be made on an individual or group basis and shall be final, conclusive and binding on all interested parties. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion:

(i) to determine the persons to whom Awards shall be granted;

(ii) to determine the times when such Awards shall be granted;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to determine the exercise price, the period(s) during which Awards shall be exercisable (whether in whole or in part, and which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, and the other terms and provisions of Awards under the Plan (which need not be identical with respect to each Award) based in each case on such factors as the Committee, in its sole discretion, will determine;

(v) to modify, amend or adjust the terms and conditions of any Award from time to time, provided, however, that for any Award based on the requirements of the Section 162(m) Exception, the Committee may not adjust upwards the amount payable or waive or alter associated performance goals in a manner that would violate Section 162(m) of the Code;

(vi) to institute a program under which outstanding Awards are surrendered or cancelled in exchange for any of (x) Awards of the same type (which may have different terms), (y) Awards of a different type, or (z) cash, having an aggregate value equal to the value of such Awards;

(vii) to authorize any person to execute on behalf of the Corporation any instrument required to effect the grant of an Award previously granted by the Committee;

(viii) to implement a program which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Committee;

(ix) to determine whether Awards will be settled in Shares, cash or in any combination thereof;

(x) to determine whether Awards will be adjusted for Dividend Equivalents;

(xi) to create Other Share Based Awards for issuance under the Plan;

(xii) to establish a program whereby Employees or Consultants designated by the Committee can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xiii) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any re-sales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (x) restrictions under an insider trading policy, and (y) restrictions as to the use of a specified brokerage firm for such re-sales or other transfers; and

(xiv) to make all other determinations deemed necessary or advisable for administering the Plan, including determining the amount of benefits payable to a Participant.

(b) Additional Authority. In addition, the authority of the Committee shall include, without limitation, the following:

(i) Financing. The arrangement of temporary financing for an Optionee by registered broker-dealers, subject to applicable regulations of the Federal Reserve Board and any other laws or regulations in effect at the time such financing is arranged, for the purpose of assisting an Optionee in the exercise of an Option, such authority to include the payment by the Corporation of the commissions of the broker-dealer;

(ii) Procedures for Exercise of Option. The establishment of procedures for an Optionee (i) to exercise an Option by payment of cash or (ii) with the consent of the Committee, (A) to have withheld from the total number of shares of Common Shares to be acquired upon the exercise of an Option that number of shares having a Fair Market Value, which, together with such cash as will be paid in respect of fractional shares, shall equal the Option exercise price of the total number of shares of Common Shares to be acquired, (B) subject to Article 2, Section I(b), to exercise all or a portion of an Option by delivering that number of shares of Common Shares already owned by him or her having a Fair Market Value which shall equal the Option exercise price for the portion exercised and, in cases where an Option is not exercised in its entirety, and subject to the requirements of the Code, to permit the Optionee to deliver the shares of Common Shares thus acquired by him or her in payment of shares of Common Shares to be received pursuant to the exercise of additional portions of such Option, the effect of which shall be that an Optionee can in sequence utilize such newly acquired shares of Common Shares in payment of the exercise price of the entire Option, together with such cash as shall be paid in respect of fractional shares or (C) to engage in any form of “cashless” exercise.

(iii) Withholding. The establishment of a procedure whereby a number of shares of Common Shares may be withheld from the total number of shares of Common Shares to be issued upon exercise of an Award or for the tender of shares of Common Shares owned by any Participant to meet any minimum obligation of withholding for taxes incurred by the Participant upon such exercise.

ARTICLE 2

STOCK OPTIONS

SECTION I

TERMS OF SHARES OPTIONS

The Committee shall have the authority, in its discretion, to grant Options. The terms and conditions of the Options shall be determined from time to time by the Committee; provided, however, that the Options granted under the Plan shall be subject to the following:

(a) Exercise Price. The Committee shall establish the exercise price, subject to adjustment in accordance with the provisions of Article 9(a) of the Plan, applicable to the Common Shares subject to an Option at the time any Option is granted at such amount as the Committee shall determine, provided, however, that:

(i) in the case of Incentive Stock Options granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Corporation or any Subsidiary or Affiliate as defined in the Plan, the per Share exercise price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Shares subject to the Option on the date the Option is granted.

(ii) in the case of Incentive Stock Options granted to any other Employee and Non-Qualified Options, the per Share exercise price shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Shares subject to the Option on the date the Option is granted.

Notwithstanding the foregoing, the Committee may designate a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value of the Common Shares on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a Foreign Jurisdiction or (B) if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Corporation or any Subsidiary or Affiliate or pursuant to any other corporate transaction, as provided by applicable tax regulations.

(b) Payment of Exercise Price. The price per share of Common Shares with respect to each Option shall be payable at the time the Option is exercised. Such price shall be payable in cash or pursuant to any of the methods set forth in Article 1, Sections IV(b)(i) or (ii) hereof, as determined by the Participant and approved by the Committee. Shares of Common Shares delivered to the Corporation in payment of the exercise price shall be valued at the Fair Market Value of the Common Shares on the date preceding the date of the exercise of the Option. Unless otherwise specifically provided, the exercise price of an Option that is paid by delivery (actually or by attestation) to the Corporation of other Common Shares shall be paid only by Common Shares of the Corporation that have been held by the Optionee for more than six (6) months on the date of delivery (or such shorter or longer period as may be required to prevent the Corporation from incurring an accounting charge).

(c) Exercisability of Options. Except as provided in Article 2, Section I(e) hereof, each Option shall be exercisable in whole or in installments, and at such time(s), and subject to the fulfillment of any conditions on, and to any limitations on, exercisability as may be determined by the Committee in its sole discretion at the time of the grant of such Options. The right to purchase shares of Common Shares shall be cumulative so that when the right to purchase any shares of Common Shares has accrued such shares of Common Shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option. Notwithstanding the above, no Option shall be exercisable by a Participant without the prior written consent of the Committee until such Participant has fully repaid any and all loans made to him or her by the Corporation (or by any Subsidiary or Affiliate); provided, however, that a repayment (whether in the form of cash or Common Shares) made contemporaneously with an exercise of an Option granted hereunder (including a repayment in the form of withholding on shares of Common Shares to be received upon the exercise of such Option) shall be considered to have occurred prior to such Option exercise. If approved by the Committee and permitted by Applicable Laws, payment in full or of any part of the exercise price also may be made by delivering a properly executed exercise notice to an approved broker-dealer, together with instructions to the broker-dealer to deliver promptly to the Corporation the amount of sale or loan proceeds necessary to pay the exercise price and taxes required to be withheld (a “cashless exercise”).

(d) Expiration of Options. No Option by its terms shall be exercisable after the expiration of ten (10) years from the date of grant of the Option. An Incentive Stock Option granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Corporation or any Subsidiary or Affiliate as defined in the Plan, shall not be exercisable after the expiration of five (5) years from the date the Option is granted.

(e) Exercise Upon Optionee’s Termination of Employment or Termination of Consulting Relationship or Retirement.

(i) Except as provided in this Article 2, Section I(e)(i) and (ii) or as provided in an Award Agreement or a written employment agreement by and between the Corporation and the Participant, if the Optionee’s employment with the Corporation terminates for any reason, the Optionee shall have the right to exercise any Option during the 90 days after such termination of employment to the extent it was vested at the date of such termination, but in no event later than the date the Option would have expired had it not been for the termination of such employment. If the Optionee’s employment terminates due to Disability, such 90-day period during which the Option shall remain exercisable shall be extended to one year, but not beyond the expiration date of the Option. If employment terminated due to the Optionee’s death, or if the Optionee dies in such 90-day or one-year post-employment exercise period, the Option will continue to exercisable as provided in the Award Agreement, or, if no such provision is made in the Award Agreement, for a period of one year after the Optionee’s death, but not beyond the expiration date of the Option. Notwithstanding the foregoing, if an Optionee’s employment is terminated by the Corporation or by any Subsidiary or Affiliate for Good Cause, then the Optionee shall immediately forfeit his or her rights to exercise any and all outstanding Options theretofore granted to him or her. In the case of an Incentive Stock Option, if the Optionee does not exercise such Option to the full extent permitted by this Article 2, Section I(e)(i), the remaining exercisable portion of such Option, if any, automatically will be deemed a Non-Qualified Option (except to the extent otherwise provided by Section 421 or Section 422 of the Code), and such Option may be exercised only to the extent as may be permitted in the Award Agreement.

(ii) In the event of an Optionee’s Retirement or Early Retirement, such Optionee shall have the right, on or before the earlier of the expiration date of the Option or thirty-six (36) months following the date of such Retirement or Early Retirement, to purchase Shares under any Options which at Retirement or Early Retirement are, or within thirty-six (36) months following Retirement or Early Retirement would become, exercisable.

(iii) For purposes of determining whether an Optionee has incurred a termination of employment (or a Termination of Consulting Relationship), an Optionee who is both an Employee (or Consultant) and a Director shall be considered to have incurred a termination of employment (or a Termination of Consulting Relationship) only upon his or her termination of service both as an Employee (or Consultant) and as a Director. For the avoidance of doubt, an Optionee shall be deemed to incur a termination of employment for purposes of this Article 2, Section I if, as the result of a sale of shares or assets, the entity that employs such Optionee shall cease to qualify as a Subsidiary or Affiliate and the Optionee does not immediately become an Employee, Consultant or Director of the Corporation or an entity that continues to be a Subsidiary or Affiliate.

(f) Annual Limitation on Incentive Stock Options. Notwithstanding any designation to the contrary, to the extent that the aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under all incentive stock option plans of the Corporation or any Subsidiary or Affiliate exceeds $100,000, the Options in excess of such limit shall be treated as Non-Qualified Options.

(g) No Liability. The Corporation shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to qualify as an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board of Directors or the Committee pursuant to Article 14, including without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Option.

SECTION II

NON-EMPLOYEE DIRECTORS

(a) Automatic Grant. Notwithstanding the authority set forth in Article 1, Section IV or any other provisions of the Plan, the Committee shall have no power to determine eligibility for grants of Non-Qualified Options or the number of Common Shares for which Non-Qualified Options may be granted or the timing or exercise price of Non-Qualified Options with respect to any Non-Employee Director. Grants of Non-Qualified Options to Non-Employee Directors shall be automatic as set forth in this Article 2, Section II.

(b) Initial Public Offering. All Non-Employee Directors who are Directors on the effective date of the initial public offering of the Corporation’s Common Shares shall be granted automatically, immediately following the effective date of such initial public offering, such number of Restricted Shares of the Corporation’s Common Shares as shall be determined by the Board of Directors so that the aggregate value of such Restricted Shares award, as determined by the Board of Directors, shall be equal to $150,000; provided, however, that the number of such Restricted Shares subject to an Award for a Non-Employee Director under this Section II (b) shall be reduced by the Black-Scholes value, as determined by the Board of Directors, of any other outstanding stock option and equity awards made to a Non-Employee Director as of the effective date of the initial public offering.

(c) Subsequent Grants. Commencing in 2006 and subject to an annual evaluation, which evaluation shall be overseen by the Corporation’s Nominating and Corporate Governance Committee, on the date of each annual shareholders meeting, each individual who is to continue to serve as a Non-Employee Director shall automatically be granted a Non-Qualified Option to purchase 25,000 Common Shares; provided, however, that a Non-Employee Director shall not be eligible to receive an Option grant under this Article 2, Section II(c) until such individual has served as a Non-Employee Director for at least six (6) months.

(d) Terms. Non-Qualified Options granted under this Article 2, Section II shall be granted at an exercise price per Common Share equal to one hundred percent (100%) of the Fair Market Value at the date of grant. A Non-Qualified Option granted to a Non-Employee Director shall vest in three equal cumulative installments on each of the first, second and third anniversaries following the date of grant and shall have a maximum term of ten years from the date of grant.

(e) Exercise Upon Termination of Service. Except as otherwise provided in the Award Agreement, if a Non-Employee Director ceases to serve on the Board of Directors for any reason, he or she shall have the right to exercise any Option granted under this Article 2, Section II during the 90 days after such cessation of service on the Board of Directors to the extent such Option was vested at the date of such cessation of service, but in no event later than the date the Option would have expired had it not been for the cessation of such service. If the Non-Employee Director’s service ceases due to Disability, such 90-day period during which the Option shall remain exercisable shall be extended to one year, but not beyond the expiration date of the Option. If service on the Board of Directors ceased due to the Non-Employee Director’s death, or if the Non-Employee Director dies in such 90-day or one-year post-employment exercise period, the Option will continue to exercisable as provided in the Award Agreement, or, if no such provision is made in the Award Agreement, for a period of one year after the Non-Employee Director’s death, but not beyond the expiration date of the Option. Notwithstanding the foregoing, if a Non-Employee Director is removed from the Board of Directors for cause (pursuant to Article V of the Certificate of Incorporation of the Corporation), then he or she shall immediately forfeit his or her rights to exercise any and all outstanding Options theretofore granted to him or her.

(f) Ineligible Non-Employee Directors. Notwithstanding any other provision of the Plan, a Non-Employee Director who is the beneficial owner of more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Subsidiary or Affiliate as defined in the Plan as of the date that an automatic grant would otherwise occur under Article 2, Section II(b) or (c) shall not be eligible for such automatic grant.

(g) Board Discretion. The Awards under this Article 2, Section II are not intended as the exclusive Awards that may be made to Non-Employee Directors under this Plan. The Board of Directors may, in its discretion, amend the Plan with respect to the terms of the Awards herein, may add or substitute other types of Awards, including Restricted Shares and Restricted Share Units, or may temporarily or permanently suspend Awards hereunder, all without approval of the Corporation’s shareholders. The Board of Directors may, in its discretion, change the amounts set forth in Article 2, Section II(b) or (c) from time to time; provided, however, that no such amount shall be changed more frequently than six (6) months after the Effective Date or after the date that the amount was previously changed.

ARTICLE 3

RESTRICTED SHARES

The Committee shall have the authority, in its discretion, to grant Restricted Shares in such amounts as the Committee, in its sole discretion, will determine and set forth in an Award Agreement; provided, however, that the Restricted Shares granted under the Plan shall be subject to the following:

(a) Grant of Restricted Shares. Subject to the limitations of the Plan, the Committee shall determine whether shares of Common Shares covered by awards of Restricted Shares will be issued at the beginning or the end of the Restriction Period and whether Dividend Equivalents will be paid during the Restriction Period in the event shares of the Common Shares are to be issued at the end of the Restriction Period, and shall designate (or set forth the basis for determining) the time or times when each award of Restricted Shares will vest, and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Shares in addition to those provided in the Plan. The Committee shall determine the price, if any, to be paid by the Participant for the Restricted Shares; provided, however, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to be deemed fully paid and nonassessable. All determinations made by the Committee pursuant to this Article 3(a) shall be specified in the Award Agreement.

(b) Issuance of Restricted Shares at Beginning of the Restriction Period. If shares of Common Shares are issued at the beginning of the Restriction Period, the stock certificate or certificates representing such Restricted Shares shall be registered in the name of the Participant to whom such Restricted Shares shall have been awarded. During the Restriction Period, certificates representing the Restricted Shares and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Award

Agreement. Such certificates shall remain in the custody of the Corporation and the Participant shall deposit with the Corporation stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Corporation of all or any portion of the Restricted Shares and any securities constituting Retained Distributions (as defined in Article 3(c)) that shall become vested in accordance with the Plan and the Award Agreement.

(c) Restrictions. Restricted Shares issued at the beginning of the Restriction Period shall constitute issued and outstanding shares of Common Shares for all corporate purposes. The Participant will have the right to vote such Restricted Shares, to receive and retain such dividends and distributions, as the Committee may in its sole discretion designate, paid or distributed on such Restricted Shares, and to exercise all other rights, powers and privileges of a shareholder with respect to the Common Shares covered by such an award of Restricted Shares; except, that (i) the Participant will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (ii) the Corporation will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period as provided in Article 3(b); (iii) other than such dividends and distributions as the Committee may in its sole discretion designate, the Corporation will retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and vesting and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account; (iv) the Participant may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained Distributions or his interest in any of them during the Restriction Period; and (v) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.

(d) Issuance of Shares at End of the Restriction Period. Restricted Shares issued at the end of the Restriction Period shall not constitute issued and outstanding shares of Common Shares and the Participant shall not have any of the rights of a shareholder with respect to the Shares covered by such an award of Restricted Shares, in each case until such Shares shall have been transferred to the Participant at the end of the Restriction Period. If and to the extent that shares of Common Shares are to be issued at the end of the Restriction Period, the Participant shall be entitled to receive Dividend Equivalents with respect to the Shares covered thereby either (i) during the Restriction Period or (ii) in accordance with the rules applicable to Retained Distributions, as the Committee may specify in the Award Agreement.

(e) Cash Awards. In connection with any award of Restricted Shares, an Award Agreement may provide for the payment of a cash amount to the Participant holding such Restricted Shares at any time after such Restricted Shares shall have become vested. Such cash awards shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee in the Award Agreement and shall be in addition to any other salary, incentive, bonus or other compensation payments which such Participant shall be otherwise entitled or eligible to receive from the Corporation.

(f) Completion of Restriction Period. On the vesting date specified in the applicable Award Agreement with respect to each award of Restricted Shares, and upon the satisfaction of any other applicable restrictions, terms and conditions, (i) all or the applicable portion of such Restricted Shares shall become vested, (ii) any Retained Distributions and any unpaid Dividend Equivalents with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested, and (iii) any cash award to be received by the Participant with respect to such Restricted Shares shall become payable, all in accordance with the terms of the applicable Award Agreement. Any such Restricted Shares, Retained Distributions and any unpaid Dividend Equivalents that shall not become vested shall be forfeited to the Corporation and the Participant shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares, Retained Distributions and any unpaid Dividend Equivalents that shall have been so forfeited. The Committee may, in its discretion, provide that the delivery of any Restricted Shares, Retained Distributions and unpaid Dividend Equivalents that shall have become vested, and payment of any cash awards that shall have become payable, shall be deferred until such date or dates as the recipient may elect. Any election of a recipient pursuant to the preceding sentence shall be filed in writing with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide.

(g) Effect of Termination. Except as otherwise determined by the Committee at the time of grant or as provided in an Award Agreement or a written employment agreement by and between the Corporation and the Participant, upon termination of employment (or Termination of Consulting Relationship) with the Corporation, or any Subsidiary or Affiliate, or cessation of membership on the Board of Directors, for any reason during the Restriction Period, all Restricted Shares still subject to restriction shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Corporation; provided, however, that in the event of a Participant’s Disability, death, Retirement or Early Retirement, or in cases of special circumstances, if the Board of Directors, in its sole discretion, finds that a waiver would be in the best interests of the Corporation and shall within thirty (30) days after such termination of employment notify the Participant in writing of its decision to waive in whole or in part any or all remaining restrictions with respect to such Participant’s Restricted Shares, then the Participant shall continue to be the owner of such Restricted Shares subject to such continuing restrictions as the Committee may prescribe in such notice. In the event of a forfeiture of Restricted Shares pursuant to this Article 3(g), the Corporation shall repay to the Participant (or the Participant’s estate) any amount paid by the Participant for such Restricted Shares. In the event that the Corporation requires a return of Restricted Shares, it shall also have the right to require the return of all dividends, distributions or Dividend Equivalents paid on such Restricted Shares, whether by termination of any escrow arrangement under which any Retained Distributions or Dividend Equivalents are held or otherwise. Participants shall be subject to the terms of Article 2, Section II(e)(iii) related to determining when a termination of service with the Corporation is deemed to have been incurred.

ARTICLE 4

STOCK APPRECIATION RIGHTS

The Committee shall have the authority, in its discretion, to grant SARs at any time and from time to time, as will be determined by the Committee. The terms and conditions of the SARs shall be determined from time to time by the Committee; provided, however, that the SARs granted under the Plan shall be subject to the following:

(a) Grant of SARS. A SAR may be granted to a Participant holding an Option (hereinafter called a “related Option”) with respect to all or a portion of the shares of Common Shares subject to the related Option (a “Tandem SAR”) or may be granted separately to an eligible person (a “Free Standing SAR”). Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Corporation upon such terms and conditions as are provided in the applicable Award Agreement.

(b) Number of Shares. The Committee will have complete discretion to determine the number of SARs granted to any Participant.

(c) Tandem SARS. A Tandem SAR may be granted concurrently with the grant of the related Option or, if the related Option is a Non-Qualified Option, at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Award Agreement may provide), and in no event after the complete termination or full exercise of the related Option. Upon the exercise or termination of the related Option, the Tandem SARs with respect thereto shall be cancelled automatically to the extent of the number of shares of Common Shares with respect to which the related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR, the Participant shall be entitled to receive from the Corporation, for each share of Common Shares with respect to which the Tandem SAR is being exercised, consideration (in the form determined as provided in Article 4(e)) equal in value to the excess of the Fair Market Value of a share of Common Shares on the date of exercise over the related Option purchase price per share; provided, however, that the Committee may, in any Award Agreement granting Tandem SARs, provide that the appreciation realizable upon exercise thereof shall be measured from a base higher than the related Option purchase price.

(d) Free Standing SARs. Free Standing SARs shall be exercisable at the time, to the extent and upon the terms and conditions set forth in the applicable Award Agreement. The base price of a Free Standing SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Shares on the date of grant of the Free Standing SAR. Subject to the limitations of the Plan, upon the exercise of a Free Standing SAR, the Participant shall be entitled to receive from the Corporation, for each share of Common Shares with respect to which the Free Standing SAR is being exercised, consideration (in the form determined as provided in Article 4(e)) equal in value to the excess of the Fair Market Value of a share of Common Shares on the date of exercise over the Fair Market Value of a share of Common Shares on the date of grant of such Free Standing SAR.

(e) Consideration. The consideration to be received upon the exercise of an SAR by the Participant shall be paid in cash, shares of Common Shares to which the SAR relates

(valued at Fair Market Value on the date of exercise of such SAR) or a combination of cash and shares of Common Shares as specified in the Award Agreement, or, if so provided in the Award Agreement, either as determined by the Committee in its sole discretion or as elected by the Participant, provided that the Committee shall have the sole discretion to approve or disapprove the election by a Participant to receive cash in full or partial settlement of an SAR, which approval or disapproval shall be given after such election is made. The Corporation’s obligation arising upon the exercise of an SAR may be paid currently or, if specified in an Award Agreement, on a deferred basis with such interest or earnings equivalent as the Committee may determine. No fractional shares of Common Shares shall be issuable upon exercise of an SAR and, unless otherwise provided in the applicable Award Agreement, the Participant will receive cash in lieu of fractional shares. Unless the Committee shall otherwise determine, to the extent a Free Standing SAR is exercisable, it will be exercised automatically for shares of Common Shares on its expiration date.

(f) Limitations. The applicable Award Agreement may provide for a limit on the amount payable to a Participant upon exercise of SARs at any time or in the aggregate, for a limit on the number of SARs that may be exercised by the Participant in whole or in part for cash during any specified period, for a limit on the time periods during which a Participant may exercise SARs and for such other limits on the rights of the Participant and such other terms and conditions of the SAR as the Participant may determine, including, without limitation, a condition that the SAR may be exercised only in accordance with rules and regulations adopted by the Committee from time to time. Unless otherwise so provided in the applicable Award Agreement, any such limit relating to a Tandem SAR shall not restrict the exercisability of the related Option. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.

(g) Exercise. For purposes of this Article 4, the date of exercise of an SAR shall mean the date on which the Corporation shall have received notice from the Participant of the SAR of the exercise of such SAR.

(h) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash or Shares a SAR previously granted based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

(i) Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Article 2, Section II(d) and (e) shall also apply to SARs.

ARTICLE 5

PERFORMANCE UNITS AND PERFORMANCE SHARES

The Committee shall have the authority, in its discretion, to grant Performance Units and Performance Shares at any time and from time to time, as will be determined by the Committee. The terms and conditions of the Performance Units and Performance Shares shall be determined from time to time by the Committee; provided, however, that the Performance Units and Performance Shares granted under the Plan shall be subject to the following:

(a) Value of Performance Unit and Performance Shares. Each Performance Unit will have an initial value that is established by the Committee on or before the date of grant. Each Performance Share will have an initial value equal to one hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant.

(b) Performance Objectives and Other Terms. The Committee will set performance goals in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid out to the Participants. The time period of not less than twelve (12) months during which the performance goals must be met will be called the “Performance Cycle.” Each Award of Performance Units or Performance Shares will be evidenced by an Award Agreement that will specify the Performance Cycle, and such other terms and conditions as the Committee, in its sole discretion, will determine. The Committee may set performance goals based on the achievement of Corporation-wide, divisional, or individual objectives, on Applicable Laws, or on any other basis as determined by the Committee in its discretion.

(c) Earning of Performance Units and Performance Shares. After the applicable Performance Cycle has ended, the holder of Performance Units or Performance Shares will be entitled to receive a payout of the number of Performance Units or Performance Shares earned by the Participant over the Performance Cycle, to be determined as a function of the extent to which the corresponding performance goals have been achieved. After the grant of a Performance Unit or Performance Share, the Committee, in its sole discretion, may reduce or waive any performance goals for such Performance Unit or Performance Share.

(d) Modification of Standards. If the Committee determines in its sole discretion that the established performance goals are no longer suitable to Corporation objectives because of a material change in the Corporation’s business, operations, corporate structure or capital structure, or other conditions the Committee deems to be material, the Committee may modify the performance goals as it considers appropriate and equitable.

(e) Form and Timing of Payment of Performance Unit and Performance Shares. Payment of earned Performance Units and Performance Shares will be made as soon after the expiration of the applicable Performance Cycle at the time determined by the Committee. The Committee, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Cycle) or in a combination thereof.

(f) Cancellation of Performance Units and Performance Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units and Performance Shares will be forfeited to the Corporation, and again will be available for grant under the Plan.

(g) Effect of Retirement. If before the date of payment of any Performance Units or Performance Shares, the Participant terminates his or her employment due to Retirement or Early Retirement, the Participant shall be entitled to receive after the expiration of the applicable Performance Cycle the same amount which the Participant would have earned had such Participant then been a Service Provider of the Corporation or any Subsidiary or Affiliate as of such date.

ARTICLE 6

PHANTOM SHARES

The Committee shall have the authority, in its discretion, to grant Phantom Shares, the value of which shall be determined by reference to a share of Common Shares, on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan as the Committee, in its sole discretion, may from time to time determine, including the satisfaction of any performance goal requirements that may be established by the Committee; provided, however, that the Phantom Shares granted under the Plan shall be subject to the following:

(a) Surrender. Each Award Agreement with respect to a Phantom Share shall specify the date on which the Phantom Share shall be surrendered, and thereby cancelled by delivery of an actual Share or, in the discretion of the Committee, by the payment of cash (or a combination of cash and Shares) in an amount equal to one hundred percent (100%) of the Fair Market Value of a Common Share on the date of surrender, subject to such terms and conditions as the Committee may specify, in its sole discretion, in the applicable Award Agreement or thereafter. A Participant shall not have the right to require that payment be made by delivery of Shares. The date on which the Phantom Shares shall be surrendered may be accelerated upon the occurrence of certain events, as determined by the Committee in its sole discretion and as set forth in the applicable Award Agreement.

(b) Dividends and Distributions. Payments of Dividend Equivalents may be made to Participants who have been awarded Phantom Shares. Such payments of Dividend Equivalents may be paid directly to the Participant or may be reinvested in additional Phantom Shares, as determined by the Committee in its sole discretion.

(c) Limitation on Payment. The Committee may, in its sole discretion, establish and set forth in the Award Agreement a maximum dollar amount payable under the Plan for each Phantom Share granted pursuant to such Award Agreement.

(d) Participant’s Termination. Except as otherwise determined by the Committee at the time of grant, upon termination of employment (or upon Termination of the Consulting Relationship) for any reason, the date of surrender of Phantom Shares shall be accelerated and the Phantom Shares shall be automatically and immediately surrendered and cancelled by delivery of Shares as of the date of such termination to the extent vested.

ARTICLE 7

RESTRICTED SHARE UNITS

The Committee shall have the authority, in its discretion, to grant Restricted Share Units. Restricted Share Units shall consist of an Award of Restricted Shares, Performance Shares or Performance Units that the Committee, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Committee. The Committee may, in its sole discretion, establish any or all of the following rules for application to an award of Restricted Share Units:

(a) Non-Transferability. Any shares of Common Shares which are part of an award of Restricted Share Units may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or if later, the date provided by the Committee at the time of the Award.

(b) Consideration. Such Restricted Share Units may provide for the payment of cash consideration by the person to whom such Award is granted or provide that the Award, and Shares to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration; provided, however, that the issuance of any shares of Common Shares in connection with an award of Restricted Share Units shall be for at least the minimum consideration necessary to permit such shares to be deemed fully paid and nonassessable.

(c) Performance or Other Criteria. Awards of Restricted Share Units may relate in whole or in part to performance or other criteria established by the Committee at the time of grant.

(d) Deferral and Other Terms and Conditions. Awards of Restricted Share Units may provide in the Award Agreement for deferred payment schedules, vesting over a specified period of employment, the payment (on a current or deferred basis) of Dividend Equivalents with respect to the number of shares of Common Shares covered by the Restricted Share Units, and written elections by the Participant to defer payment of the Award or the lifting of restrictions on the Award, if any.

(e) Waiver of Restrictions. In such circumstances as the Committee may deem advisable, the Committee may waive or otherwise remove, in whole or in part, any restrictions or limitations to which an award of Restricted Share Units was made subject at the time of grant.

(f) Effect of Termination. Except as otherwise determined by the Committee at the time of grant, the provisions of Article 3(g) shall apply with respect to those Restricted Share Units that consist of an Award of Restricted Shares, and the provisions of Article 5(f) and (g) shall apply with respect to those Restricted Share Units that consist of an Award of Performance Shares or Performance Units.

ARTICLE 8

OTHER SHARE BASED AWARDS

The Committee shall have the authority, in its discretion, to grant Other Share Based Awards, which may be granted either alone, in addition to, or in tandem with, either or both of other Awards granted under the Plan or other cash awards made outside of the Plan. The Committee shall have authority to determine to whom and the time or times at which Other Share Based Awards shall be made, the amount of such Other Share Based Awards, whether the value of such Other Share Based Award shall be indexed to a Share, and all other conditions of the Other Share Based Awards including but not limited to any vesting or forfeiture conditions and dividend or voting rights.

ARTICLE 9

ADJUSTMENT OF SHARES; MERGER OR

CONSOLIDATION, ETC. OF THE CORPORATION

(a) Recapitalization, Etc. In the event there is any change in the Common Shares of the Corporation by reason of any reorganization, recapitalization, shares split, shares dividend or otherwise, there shall be substituted for or added to each share of Common Shares theretofore appropriated or thereafter subject, or which may become subject, to any Award, the number and kind of shares or other securities into which each outstanding share of Common Shares shall be so changed or for which each such share shall be exchanged, or to which each such share be entitled, as the case may be, and the per share price thereof also shall be appropriately adjusted.

(b) Merger, Consolidation or Change in Control of Corporation. Upon (i) the merger or consolidation of the Corporation with or into another corporation (pursuant to which the shareholders of the Corporation immediately prior to such merger or consolidation will not, as of the date of such merger or consolidation, own a beneficial interest in shares of voting securities of the corporation surviving such merger or consolidation having at least a majority of the combined voting power of such corporation’s then outstanding securities (ii) the dissolution, liquidation, or sale of all or substantially all the assets of the Corporation or (iii) the Change in Control of the Corporation (a “Reorganization Event”), then, at the sole discretion of the Board of Directors and to the extent permitted by Applicable Laws, and except as otherwise provided in an Award Agreement or a written employment agreement by and between the Corporation and the Participant, (i) the Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, the Participant’s unexercised Options and SARs shall become exercisable or vested in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) the Awards shall become realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Shares shall receive upon consummation thereof a cash payment for each Share surrendered in the Reorganization Event (the “Acquisition Price”), a cash payment shall be made or provided to a Participant equal to (A) the Acquisition Price times the number of shares of Common Shares subject to the Participant’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all such outstanding Awards, in exchange for the termination of such Awards, (v) in connection with a liquidation or dissolution of the Corporation, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) or (vi) the Board of Directors shall provide for any combination of the foregoing.

(c) Notwithstanding anything to the contrary in the Plan, if a Reorganization Event occurs and if within one (1) month before or twelve (12) months after the date of such Reorganization Event the employment, Consulting Relationship, or service of a Participant terminates due to an involuntary termination (not including death or Disability) other than for Good Cause, then all Awards then held by such Participant, if any, (including substituted or assumed Awards) shall immediately vest and become exercisable in accordance with the terms of the Award Agreement, and all restrictions with respect to any such Awards shall immediately lapse or be deemed to have been satisfied, in whole or in part without regard to any installment provision regarding exercisability, vesting, or payment that may have been made part of the terms and conditions of such Awards; provided, however, that the Participant has satisfied any other requirements, if any, that may be required by the Board of Directors and set forth in the related Award Agreement, including any substituted or assumed Award Agreement.

(d) Limitation on Change in Control Payments. Notwithstanding anything in this Article 9 of the Plan to the contrary, in the event that it is determined (as hereinafter provided) that any payment or distribution by the Corporation or any of its affiliates or any other person in connection with the Change in Control of the Corporation or Reorganization Event to, or for the benefit of, a Participant, whether paid or payable or distributed or distributable pursuant to the terms of the Plan or an Award Agreement, or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any Award, or the lapse or termination of any restriction on, or the vesting or exercisability of, any Award (a “Payment”), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto) or to any similar tax imposed by state, local or foreign law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the “Excise Tax”), and the Participant would receive a greater net after-tax amount (taking into account all applicable taxes payable by the Participant, including any excise tax under Section 4999 of the Code) by applying the limitation contained in this Article 9(d), then the Payments to the Participant hereunder plus any other amounts treated as “change of control payments” under Section 280G of the Code, shall be reduced (but not below zero) to the maximum amount which may be paid hereunder without the Participant becoming subject to such an excise tax under Section 4999 of the Code (such reduced payments to be referred to as the “Payment Cap”). In the event that the Participant receives reduced payments and benefits hereunder, the Participant shall have the right to designate which of the payments and benefits otherwise provided for hereunder that he will receive in connection with the application of the Payment Cap.

ARTICLE 10

EARLY RETIREMENT; LEAVES OF ABSENCE

(a) Non-Compete for Early Retirement. Any approval by the Committee of the Early Retirement of a Participant and for according to such Participant the same benefits under the Plan as contemplated for Participants upon Retirement shall be subject to the following provisions.

(i) Any participant who is the beneficiary of any such approval for Early Retirement by the Committee shall be deemed to have expressly agreed not to compete with any business of the Corporation or any Subsidiary or Affiliate within the three (3) years immediately prior to the date of Early Retirement, directly or indirectly, and whether or not for compensation, as a shareholder owning beneficially or of record more than five percent (5%) of the outstanding shares of any class of shares of an issuer, or as an officer, director, employee, consultant, partner, joint venturer, proprietor, or otherwise, or engage in or become interested in any Conflicting Organization in connection with research, development, consulting, manufacturing, purchasing, accounting, engineering, marketing, merchandising or selling of any Conflicting Product or Service directly or indirectly in competition with the Corporation or any Subsidiary or Affiliate (or any of their successors) in the geographic area in which the Corporation or such Subsidiary or Affiliate actively carried on business, for the period with respect to which such approval affords the participant the enhanced benefits as set forth in Article 2, Section II(e)(ii), Article 3(b), Article (4)(i) and Article 5(g) herein, or in any Award Agreement.

(ii) In the event that a Participant shall fail to comply with the provisions of this Article 10(a), the Committee’s approval described above shall be automatically rescinded and the Participant shall forfeit the enhanced benefits referred to in Article 10(a)(i) above and shall return to the Corporation any gains realized after Early Retirement by reason of such benefits as determined by the Committee. If the provisions of this Article 10(a), or the corresponding provisions of an Award Agreement, shall be unenforceable as to any Participant, the Committee may rescind any such approval of Early Retirement with respect to such Participant, and such Participant shall be required to return any gains realized after the date of Early Retirement and any outstanding Awards shall be cancelled.

(iii) If any provision of this Article 10(a), or the corresponding provisions of an Award Agreement, is determined by a court to be unenforceable because of its scope in terms of geographic area or duration in time or otherwise, the Corporation and the Participant agree that the court making such determination is specifically authorized to reduce the duration and/or geographical area and/or other scope of such provision and, in its reduced form, such provision shall then be enforceable; and in every case the remainder of this Article 10(a), or the corresponding provisions of an Award Agreement shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein or therein.

(b) Leave of Absence. Unless the Committee provides otherwise, vesting of Awards granted under the Plan will be suspended during any unpaid leave of absence and will resume on the date the Participant returns to work on a regular schedule as determined by the Corporation; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence. A Participant will not cease to be considered an Employee or Consultant in the case of (i) any leave of absence approved in writing by the Corporation or (ii) transfers between locations of the Corporation or between the Corporation and any Subsidiary or Affiliate. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Corporation is not so guaranteed, then three months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-Qualified Option.

ARTICLE 11

NON-TRANSFERABILITY

Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution, and may be exercised during the lifetime of the Participant thereof only by such Participant (or his or her court appointed legal representative). If the Committee makes an Award transferable, such Award shall contain such additional terms and conditions in the Award Agreement as the Committee deems appropriate.

ARTICLE 12

SECTION 162(m) REQUIREMENTS

Notwithstanding any other provision of this Plan, if the Committee determines at the time any Award is granted to a Participant that such Participant is, or is likely to be at the time he or she recognizes income for federal income tax purposes in connection with such Award, a “covered employee” within the meaning of Section 162(m) of the Code, then the Committee, may provide that the following provisions are applicable to such Award:

(a) Performance Goals. If an Award is subject to this Article 12, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which may be based on the attainment of one or any combination of the following: return on invested capital, subscriber numbers (or growth in subscribers), customer service levels, EBIT (or EBITDA or other forms of earnings on basic or diluted basis), free cash flow (or other cash flow measures), growth in the foregoing or other measures, economic profit, net income (before or after tax), specified levels of earnings per share from continuing operations, operating income, revenues, gross margin, return on operating assets, return on equity, economic value added, stock price appreciation, total shareholder return (measured in terms of stock price appreciation and dividend growth) or cost control, of the Corporation or any Subsidiary or Affiliate (or any division thereof) for or within which the Participant is primarily employed, or such other criteria as the Committee shall approve. Such performance goals also may be based upon the attaining of specified levels of Corporation performance under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the first ninety (90) days of a Performance Cycle (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), and shall otherwise comply with the requirements of, Section 162(m) of the Code.

(b) Adjustments. Notwithstanding any provision of the Plan other than Article 9, with respect to any Award that is subject to this Article 12, the Committee may not adjust upwards the amount payable pursuant to such Award, nor may it waive the achievement of the applicable performance goals except in the case of the death or Disability of the Participant.

(c) Other Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article 12 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

ARTICLE 13

MISCELLANEOUS PROVISIONS

(a) Administrative Procedures. The Committee may establish any procedures determined by it to be appropriate in discharging its responsibilities under the Plan. Subject to the provisions of Article 17 hereof, all actions and decisions of the Committee shall be final.

(b) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Corporation with respect to such compliance.

(c) Investment Representation. With respect to shares of Common Shares received pursuant to the exercise of an Award, the Committee may require, as a condition of receiving such securities, that the Participant furnish to the Corporation such written representations and information as the Committee deems appropriate to permit the Corporation, in light of the existence or nonexistence of an effective registration statement under the Securities Act, to deliver such securities in compliance with the provisions of the Securities Act.

(d) Withholding Taxes. The Corporation shall have the right to deduct from all cash payments hereunder any minimum federal, state, local or foreign taxes required by law to be withheld with respect to such payments. In the case of the issuance or distribution of Common Shares upon the exercise of an Award, the Corporation, as a condition of such issuance or distribution, may require the payment (through withholding from the Participant’s salary, reduction of the number of shares of Common Shares or other securities to be issued, or otherwise) of any such taxes. Each Participant may satisfy the withholding obligations by paying to the Corporation a cash amount equal to the minimum amount required to be withheld or by tendering to the Corporation a number of shares of Common Shares having a value equivalent to the minimum withholding amount, or by use of any available procedure as described under Article I, Section IV(b)(iii) hereof.

(e) Costs and Expenses. The costs and expenses of administering the Plan shall be borne by the Corporation and shall not be charged against any award or to any employee receiving an Award.

(f) Funding of Plan. The Plan shall be unfunded. Neither the Participants nor any other persons shall have any interest in any fund or in any specific asset or assets of the Corporation or any other entity by reason of any Award. The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Corporation.

(g) Other Incentive Plans. The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

(h) Plurals. Where appearing in the Plan, singular terms shall include the plural, and vice versa, unless the context clearly indicates a different meaning.

(i) Headings. The headings and sub-headings in the Plan are inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

(j) Severability. In case any provision of the Plan shall be held illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

(k) Liability and Indemnification.

(i) Neither the Corporation nor any Subsidiary or Affiliate, nor any agents, employees, officers, directors or shareholders of any of them, shall have any liability or responsibility in any way for any act or action taken, whether of commission or omission, by the Committee or the Board of Directors, or any member thereof, or any other fiduciaries, in the performance of their duties and obligations as set forth in the Plan. Furthermore, neither the Corporation nor any Subsidiary or Affiliate shall be responsible for any act or omission of any of their agents, or with respect to reliance upon advice of their counsel provided that the Corporation and/or the appropriate Subsidiary or Affiliate relied in good faith upon the action of such agent or the advice of such counsel. No member of the Committee or the Board of Directors shall be liable for any act or action taken, whether of commission or omission, except in circumstances involving actual bad faith, or for any act or action taken, whether of commission or omission, by any other member or by any agent, employee or officer.

(ii) The Corporation, each Subsidiary and Affiliate, the Committee, and the Board of Directors shall be indemnified and held harmless by the Participants, former Participants, beneficiaries and their representatives against liability or losses occurring by reason of any act or action taken, whether of commission or omission, in good faith in the belief that such acts or actions were in the best interests of the Corporation. In addition to such other rights of indemnification, as they may have as members of the Board of Directors, or as members of the Committee, the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees actually and necessarily incurred, in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any act or action taken, by commission or omission, in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board of Directors member is liable for actual bad faith in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding, a Committee or Board of Directors member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

(l) Cooperation of Parties. All parties to the Plan and any person claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which the Committee deems necessary or desirable for carrying out the Plan or any of its provisions.

(m) Governing Law. All questions pertaining to the validity, construction and administration of the Plan shall be determined in accordance with the laws of Delaware.

(n) Foreign Jurisdictions. The Committee may adopt special guidelines and provisions for Participants who are residing in, or subject to the tax, securities or other laws of, Foreign Jurisdictions to comply with the applicable tax, securities or other laws of such Foreign Jurisdictions and may impose any limitations and restrictions that it deems necessary or advisable to comply with the applicable tax, securities or other laws of such Foreign Jurisdictions, including the modification of the provisions of the Plan in respect of Participants residing or located in such Foreign Jurisdictions, to the extent necessary or advisable to comply with any such laws. The Committee may also impose conditions on the exercise or vesting of Awards in order to minimize the Corporation’s obligations with respect to tax equalization for Participants on assignments outside their home country.

(o) No Guarantee of Employment or Consulting Relationship or Directorship. Nothing contained in the Plan shall be construed as a contract of employment (or as a contract establishing a Consulting Relationship) between the Corporation or any Subsidiary or Affiliate and any Employee or Participant, as a right of any Employee or Participant to be continued in the employment of (or in a Consulting Relationship with) the Corporation or any Subsidiary or Affiliate, or as a limitation on the right of the Corporation or any Subsidiary or Affiliate to discharge any of its Employees or Consultants, at any time, with or without cause. Additionally, the Plan shall not confer on any Director any right with respect to continuation of service or nomination to serve as a Director, nor shall it interfere in any with any rights which such Director or the Corporation may have to terminate his or her directorship at any time.

(p) Notices. Each notice relating to the Plan shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Corporation or the Committee shall be addressed to it at 2400 N Street, N.W., Washington, D.C. 20037, Attn: Corporate Secretary. All notices to Participants, former Participants, beneficiaries or other persons acting for or on behalf of such persons shall be addressed to such person at the last address for such person maintained in the Committee’s records.

(q) Written Agreements. Each Award shall be evidenced by an Award Agreement between the Corporation and the Participant containing the terms and conditions of the award.

ARTICLE 14

AMENDMENT OR TERMINATION OF PLAN

The Board of Directors of the Corporation shall have the right to amend, suspend or terminate the Plan, at any time, as it determines to be advisable or in the best interests of the Participants, provided that no amendment, suspension or termination of the Plan shall adversely affect any Award previously granted under the Plan without the consent of the holder thereof. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment. The Corporation will obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

ARTICLE 15

SECTION 409A OF THE CODE

(a) Compliance with Section 409A. Nothing in the Plan or any Award Agreement shall operate or be construed to cause the Plan or an Award to fail to comply with the requirements of Section 409A of the Code. The applicable provisions of Section 409A and the regulations thereunder are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith. Notwithstanding anything to the contrary in the Plan, the Committee may in its absolute discretion alter or amend any of the provisions of this Plan if such alteration or amendment would be required to comply with Section 409A of the Code or any regulations promulgated thereunder.

(b) Payments to Specified Employees. In connection with a Participant’s termination of employment, the payment, settlement or exercisability of an Award held by a Participant whom the Committee reasonably believes is a “specified employee” (within the meaning of Section 409A of the Code) shall not be made before the first business day that is six months and one day after the date of such Participant’s termination of employment or Termination of Consulting Relationship (or upon death, if earlier) if the Committee reasonably believes an Award to be subject to Section 409A(a)(2)(B) of the Code.

(c) No Liability. Neither the Corporation nor any Subsidiary or Affiliate shall be responsible for, or have any liability to a Participant or other person with respect to, any taxes or penalties which may be imposed on a Participant in connection with an Award granted under the Plan, in the event that such Award becomes subject to Section 409A of the Code and the regulations promulgated thereunder.

ARTICLE 16

TERM OF PLAN

The Plan shall automatically terminate on the day immediately preceding the tenth (10th) anniversary of the date the Plan was adopted by the Board of Directors, unless sooner terminated by the Board of Directors. No Award may be granted under the Plan subsequent to the termination of the Plan.

ARTICLE 17

CLAIMS PROCEDURES

(a) Denial. If any Participant, former Participant or beneficiary is denied any vested benefit to which he or she is, or reasonably believes he or she is, entitled under the Plan, the Committee shall advise such person in writing the specific reasons for the denial. The Committee shall also furnish such person at the time with a written notice containing (i) a specific reference to pertinent Plan provisions, (ii) a description of any additional material or information necessary for such person to perfect his or her claim, if possible, and an explanation of why such material or information is needed and (iii) an explanation of the Plan’s claim review procedure.

(b) Written Request for Review. Within 60 days of receipt of the information stated in subsection (a) above, such person shall, if he or she desires further review, file a written request for reconsideration with the Committee.

(c) Review of Document. So long as such person’s request for review is pending (including the 60 day period in subsection (b) above), such person or his or her duly authorized representative may review pertinent Plan documents and may submit issues and comments in writing to the Committee.

(d) Committee’s Final and Binding Decision. A final and binding decision shall be made by the Committee within 60 days of the filing by such person of his or her request for reconsideration, pursuant to subsection (b) above provided, however, that if the Committee, in its discretion, feels that a hearing with such person or his or her representative is necessary or desirable, or that a longer review period is advisable, this period shall be extended for an additional 60 days.

(e) Transmittal of Decision. The Committee’s decision shall be conveyed to such person in writing and shall (i) include specific reasons for the decision, (ii) be written in a manner calculated to be understood by such person and (iii) set forth the specific references to the pertinent Plan provisions on which the decision is based.

(f) Limitation on Claims. Notwithstanding any provisions of the Plan to the contrary, no Participant (nor the estate or other beneficiary of a Participant) shall be entitled to assert a claim against the Corporation or any Subsidiary or Affiliate more than three years after the date the Participant (or his or her estate or other beneficiary) initially is entitled to receive benefits hereunder.

ARTICLE 18

EFFECTIVE DATE

The Plan shall become effective as of June 17, 2005 (the “Effective Date”), subject to approval by the shareholders of the Corporation within twelve months from the date the Plan is adopted by the Board of Directors. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws.